Exhibit 10.2

STORM RECOVERY PROPERTY SERVICING AGREEMENT

between

CLECO KATRINA/RITA HURRICANE RECOVERY FUNDING LLC

Issuer

and

CLECO POWER LLC

Servicer

Dated as of March 6, 2008

i

SCHEDULE A TO SERVICING AGREEMENT

EXHIBIT A - SERVICER’S CERTIFICATE

ANNEX 1 TO SERVICING AGREEMENT

APPENDIX A  -  MASTER DEFINITIONS

ii

STORM RECOVERY PROPERTY SERVICING AGREEMENT dated as of March 6, 2008 (this “Agreement”) between CLECO KATRINA/RITA HURRICANE RECOVERY FUNDING LLC, a Louisiana limited liability company (the “Issuer”), and CLECO POWER LLC, a Louisiana limited liability company (“Cleco Power”), as the servicer of the Storm Recovery Property hereunder (together with each successor to Cleco Power in such capacity pursuant to Section 6.03 or 7.04, the “Servicer”).

WHEREAS, pursuant to the Securitization Act and the Financing Order, the Seller and the Issuer are concurrently entering into the Sale Agreement dated as of the date hereof pursuant to which the Seller is selling and the Issuer is purchasing the Storm Recovery Property created pursuant to the Securitization Act and the Financing Order;

WHEREAS the Servicer is willing to service the Storm Recovery Property purchased from the Seller by the Issuer;

WHEREAS the Issuer, in connection with ownership of the Storm Recovery Property, desires to engage the Servicer to carry out the functions described herein;

WHEREAS, the Storm Recovery Charges will be itemized on Customers’ bills and the SRC Collections initially will be commingled with other funds collected from Customers;

WHEREAS, the Financing Order calls for the Servicer to execute a servicing agreement with the Issuer pursuant to which the Servicer will be required, among other things, to impose and collect applicable Storm Recovery Charges for the benefit and account of the Issuer, to make periodic Storm Recovery Charge Adjustments required or allowed by the Financing Order, and to account for and remit the applicable Storm Recovery Charges to the Trustee on behalf and for the account of the Issuer in accordance with the remittance procedures contained hereunder without any deduction or surcharge of any kind; and

WHEREAS, the Financing Order provides that the LPSC will enforce the obligations imposed by the Financing Order, the LPSC’s applicable substantive rules, and applicable statutory provisions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  DEFINITIONS.  Capitalized terms used but not otherwise defined in this Agreement have the respective meanings set forth in Appendix A hereto.

SECTION 1.02.  OTHER DEFINITIONAL PROVISIONS.

(a)           The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Appendix, Annex, Exhibit and Schedule references contained in this Agreement are references to Sections, Appendices, Annexes, Exhibits and Schedules in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(b)           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(c)           All terms defined in this Agreement have the same defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined therein.

ARTICLE II

APPOINTMENT AND AUTHORIZATION OF SERVICER

SECTION 2.01.  APPOINTMENT OF THE SERVICER; ACCEPTANCE OF APPOINTMENT.  The Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

SECTION 2.02.  AUTHORIZATION.  With respect to all or any portion of the Storm Recovery Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to:

(a)           execute and deliver, on behalf of itself or the Issuer, as the case may be, any and all instruments, documents or notices, and

(b)           on behalf of itself or the Issuer, as the case may be, make any filing and participate in Proceedings related to the duties of the Servicer hereunder with any governmental authorities, including with the LPSC.

The Issuer shall furnish the Servicer with all executed documents as have been prepared by the Servicer for execution by the Issuer, and with such other documents as may be in the Issuer’s possession, as necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.  Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

SECTION 2.03.  DOMINION AND CONTROL OVER STORM RECOVERY PROPERTY.  Notwithstanding any other provision contained herein, the Servicer and the Issuer agree that the Issuer shall have dominion and control over the Storm Recovery Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent of and custodian for the Issuer with respect to the Storm Recovery Property and Storm Recovery Property Documentation.  The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, the Securitization Act or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the

Issuer with respect to the Storm Recovery Property, in each case unless such action is required by law or court or regulatory order.

ARTICLE III

BILLING AND OTHER SERVICES

SECTION 3.01.  DUTIES OF THE SERVICER.  The Servicer, as agent for the Issuer (to the extent provided herein), shall have the following duties:

(a)           Duties of Servicer Generally.  The Servicer shall manage, service, administer and make collections in respect of the Storm Recovery Property. The Servicer’s duties will include:

(i)            calculating and billing the Storm Recovery Charges;

(ii)           obtaining meter reads;

(iii)          accounting for collected Storm Recovery Charges and late-payment penalties;

(iv)          investigating and resolving delinquencies (and furnishing reports with respect to such delinquencies to the Issuer);

(v)           processing and depositing collections and making periodic remittances;

(vi)          furnishing periodic reports to the Issuer, the Trustee, the LPSC and the Rating Agencies;

(vii)         monitoring customer payments of Storm Recovery Charges;

(viii)        notifying each customer of any defaults in its payment obligations and other obligations (including its credit standards), and following such collection procedures as it follows with respect to comparable assets that it services for itself or others;

(ix)           collecting payments of Storm Recovery Charges and payments with respect to Storm Recovery Property from all persons or entities responsible for remitting Storm Recovery Charges and other payments with respect to Storm Recovery Property to the Servicer under the Financing Order, the Securitization Act, LPSC Regulations or applicable tariffs and remitting these collections to the Trustee;

(x)            responding to inquiries by Customers, the LPSC or any other Governmental Authority with respect to the Storm Recovery Property and the Storm Recovery Charges;

(xi)           making all filings with the LPSC and taking such other action as may be necessary to perfect the Issuer’s ownership interests in and the Trustee’s first priority

Lien on the Storm Recovery Property and the other portions of the Series Trust Estate under the Indenture;

(xii)          selling, as the agent for the Issuer, as its interest may appear, defaulted or written-off accounts in accordance with the Servicer’s usual and customary practices;

(xiii)         taking action in connection with Storm Recovery Charge Adjustments and allocation of the charges among various classes of customers as is set forth herein;

(xiv)        any other duties specified for a servicer under the Financing Order or other applicable law; and

(xv)         reconciling, within 30 calendar days after bank statement cutoff date or such later time as is consistent with the Servicer’s usual and customary practices that does not materially impair the ability of the Servicer to correct errors, all bank account debits and credits for bank accounts that are held in the name of the Servicer (as Servicer hereunder) or of the Issuer that relate to the Series Trust Estate or the Storm Recovery Bonds.

Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by, and the Servicer shall at all times comply with, the Financing Order, the Securitization Act and any LPSC Regulations, and the federal securities laws and the rules and regulations promulgated thereunder, including Regulation AB, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in the Issuer Annex hereto, as it may be amended from time to time. For the avoidance of doubt, the term “usage” when used herein refers to both kilowatt hour consumption and kilowatt demand.

(b)           Reporting Functions.

(i)            Notification of Laws and Regulations.  Upon acquiring actual knowledge thereof in the course of its performance of duties in accordance with the terms hereof, the Servicer shall immediately notify the Issuer, the LPSC, the Trustee and each Rating Agency in writing of any laws or LPSC Regulations, orders or directions hereafter promulgated or LPSC proceedings hereafter initiated related to the Financing Order that have, or in the case of LPSC proceedings, may have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(ii)           Other Information.  Upon the reasonable request of the Issuer, the Trustee, the LPSC or any Rating Agency, the Servicer shall provide to the Issuer, the Trustee, the LPSC or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Storm Recovery Property to the extent it is reasonably available to the Servicer, that may be reasonably necessary and permitted by law for the Issuer, the Trustee, the LPSC or such Rating Agency to monitor the performance by the Servicer hereunder. In addition, so long as any of the Storm Recovery Bonds are Outstanding, the Servicer shall provide to the Issuer, to the LPSC and to the Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Storm Recovery Charges applicable to each Customer Class.

(iii)          Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Semi-Annual Servicer’s Certificate described in Section 6.13, the annual Servicer’s Regulation AB Compliance Certificate and Certificate of Compliance described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the federal securities or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable, a copy or copies of (i) the Semi-Annual Servicer’s Certificates described in Section 6.13 (under Form 10-D or any other applicable form), (iii) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (iv) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the federal securities law and/or any other applicable law.

(c)           Opinions of Counsel.

The Servicer shall deliver to the Issuer, to the LPSC and to the Trustee:

(i)            promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either:

(A)          all actions or filings (including filings with the Louisiana UCC Filing Officer in accordance with the rules prescribed under the Securitization Act and the UCC) necessary to perfect the Lien and security interest created by the Indenture have been taken or made, and reciting the details of such actions and filings, or

(B)           no such actions or filings are necessary to perfect such Lien and security interest.

(ii)           on or before March 31 in each calendar year beginning with the first calendar year beginning more than three months after the Sale Date, an Opinion of Counsel, dated as of a date during such calendar year, either:

(A)          all actions or filings (including filings and refilings with the Louisiana UCC Filing Officer in accordance with the rules prescribed under the Securitization Act and the UCC) necessary to maintain perfection of the Lien and security interest created by the Indenture have been taken or made, and reciting the details of such actions and filings, or

(B)           no such actions or filings are necessary to maintain such Lien and security interest.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such Lien and security interests.

SECTION 3.02.  SERVICING AND MAINTENANCE STANDARDS.  The Servicer shall, on behalf of the Issuer:

(a)           manage, service, administer and make collections in respect of the Storm Recovery Property with reasonable care and in material compliance with applicable law and regulations, including all applicable LPSC Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account;

(b)           follow standards, policies and practices in performing its duties as Servicer that are customary in the electric transmission and distribution industry or that the LPSC has mandated and that are consistent with the terms and provisions of the Financing Order, tariffs and existing law;

(c)           use all reasonable efforts, consistent with the Servicer’s Policies and Practices, to enforce and maintain the Issuer’s and the Trustee’s rights in respect of the Storm Recovery Property;

(d)           calculate Storm Recovery Charges and the allocation of Storm Recovery Charges among customer classes in compliance with the Securitization Act, the Financing Order, any LPSC order related to the Storm Recovery Charge allocation and any applicable tariffs;

(e)           use all reasonable efforts consistent with the Servicer’s Policies and Practices to collect all amounts owed in respect of the Storm Recovery Property as they become due;

(f)            make all filings required under the Securitization Act or the applicable UCC to maintain the perfected security interest of the Trustee in the Storm Recovery Property and the other portions of the Series Trust Estate under the Indenture and use all reasonable efforts to otherwise enforce and maintain the Trustee’s rights in respect of the Storm Recovery Property and the other portions of the Series Trust Estate under the Indenture;

(g)           petition the LPSC for adjustments to the Storm Recovery Charges that the Servicer determines to be necessary in accordance with the Financing Order; and

(h)           keep on file, in accordance with customary procedures, all documents pertaining to the Storm Recovery Property and maintain accurate and complete accounts, records and computer systems pertaining to the related Storm Recovery Property except where the failure to comply with any of the foregoing would not materially and adversely affect the Issuer’s or the Trustee’s respective interests in the Storm Recovery Property. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Storm Recovery Property, which, in the Servicer’s judgment, may include the taking of legal action pursuant to Section 5.02(c) or 5.02(d) hereof or otherwise.

SECTION 3.03.  ANNUAL REPORTS ON COMPLIANCE WITH REGULATION AB.

(a)           The Servicer shall deliver to the Issuer, the Trustee and the Rating Agencies, on or before the earlier of (i) March 31 of each year, beginning March 31, 2009, to and including the March 31 succeeding the retirement of all Storm Recovery Bonds or (ii) with respect to each calendar year during which Cleco Power’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (A) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Regulation AB Compliance Certificate”), and (B) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Certificate of Compliance”).   These certificates may be in the form of, or shall include the forms attached hereto as Exhibit B-1 and Exhibit B-2 hereto, with, in the case of Exhibit B-1, such changes as may be required to conform to applicable securities law.

(b)           The Servicer shall use commercially reasonable efforts to obtain from each other party participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K referred to above; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit A of the Indenture.

SECTION 3.04.  ANNUAL REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM REPORT.

(a)           The Servicer shall cause a registered independent public accounting firm (which may also provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the LPSC, the Trustee and each Rating Agency, on or before the earlier of (a) March 31 of each year, beginning March 31, 2009, to and including the March 31 succeeding the retirement of all Storm Recovery Bonds or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report addressed to the Servicer (the “Annual Accountant’s Report”), which may be included as part of the Servicer’s customary auditing activities, to the effect that such firm has performed certain procedures, agreed between the

Servicer and such accountants, in connection with the Servicer’s compliance with its obligations under this Agreement during the preceding calendar year ended December 31 (or, in the case of the first Annual Accountant’s Report, the period of time from the Sale Date through December 31, 2008), identifying the results of such procedures and including any exceptions noted. In the event such accounting firm requires the Trustee or the Issuer to agree or consent to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee shall deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(b)           The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the Rules of the Public Company Accounting Oversight Board, and shall include the attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect. The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

SECTION 3.05.  MONITORING OF THIRD-PARTY COLLECTORS.  If a Third-Party Collector bills or collects Storm Recovery Charges on behalf of the Issuer, then, from time to time, until the retirement of the Storm Recovery Bonds, the Servicer shall, in accordance with the Servicing Standard, take all actions with respect to such Third-Party Collectors required to be taken by the Servicer as set forth, if applicable, in any agreement with the Third-Party Collector, the Tariff, other tariffs and any other LPSC Regulations in effect from time to time and implement such additional procedures and policies as are necessary to ensure that the obligations of all Third-Party Collectors in connection with Storm Recovery Charges are properly enforced in accordance with, if applicable, the terms of any agreement with the Third-Party Collector, the Tariff, other tariffs and any other LPSC Regulations in effect from time to time. Such procedures and policies shall include the following:

(a)           Maintenance of Records and Information. In addition to any actions required by the Tariff, LPSC Regulations or other applicable law, the Servicer shall:

(i)            maintain adequate records for promptly identifying and contacting each Third-Party Collector;

(ii)           maintain records of end-user Customers which are billed by Third-Party Collectors to permit prompt transfer of billing responsibilities in the event of default by such Third-Party Collectors;

(iii)          maintain adequate records for enforcing compliance by all Third-Party Collectors with their obligations with respect to Storm Recovery Charges; and

(iv)          provide to each Third-Party Collector such information necessary for such Third-Party Collector to confirm the Servicer’s calculation of Storm Recovery Charges and remittances, including, if applicable, charge-off amounts.

The Servicer shall update the records described above no less frequently than quarterly.

(b)                                 Credit and Collection Policies. The Servicer shall, to the fullest extent permitted under the Financing Order, use all reasonable efforts consistent with the Servicer’s Policies and Practices to collect all Billed SRC’s from Customers and any Third-Party Collectors as and when the same become due. The Servicer shall, in accordance with and to the extent permitted by applicable LPSC Regulations and the terms of the Financing Order, include and impose the above-described terms in all tariffs filed with the LPSC which would allow Third-Party Collectors or other utilities to issue single bills which include Storm Recovery Charges to Cleco Power’s Customers. The Servicer shall periodically review the need for modified or additional terms based upon, among other things, (i) the relative amount of SRC Collections received through Third-Party Collectors relative to the Periodic Billing Requirement, (ii) the historical payment and default experience of each Third-Party Collector and (iii) such other credit and collection policies to which the Third-Party Collectors are subject, and if permitted by applicable law, will set out any such modified or additional terms in a supplemental tariff filed with the LPSC.

(c)                                  Monitoring of Performance and Payment by Third-Party Collectors. In addition to any actions required by the Tariff, LPSC Regulations or other applicable law, the Servicer shall undertake to do the following:

(i)                                     The Servicer shall require each Third-Party Collector to remit all Storm Recovery Charges (less any applicable charge-off allowances) that such Third-Party Collector is obligated to pay in accordance with the provisions of the Tariff, other applicable tariffs and LPSC Regulations (whether or not disputed). The Servicer shall monitor compliance by each Third-Party Collector and take prompt action to enforce such requirements.

(ii)                                  Where a Third-Party Collector is responsible for billing the Customers, the Servicer shall, consistent with its customary billing practices, bill each Third-Party Collector no less frequently than the billing cycle otherwise applicable to such Customers.

(iii)                               The Servicer shall work with Third-Party Collectors to resolve any disputes using the dispute resolution procedures established in the Tariff, other applicable tariffs and any LPSC Regulations, in accordance with the Servicing Standard.

(d)                                 Enforcement of Third-Party Collector Obligations. The Servicer shall, in accordance with the terms of the Tariff, applicable agreements with Third-Party Collectors and other applicable tariffs, ensure that each Third-Party Collector remits all SRC Collections which it is obligated to remit to the Servicer. In the event of any default by any Third-Party Collector, the Servicer shall enforce all rights set forth in and take all other steps permitted by, if applicable, the Applicable Financing Orders, Tariff, other applicable tariffs and any other LPSC Regulations as it determines, in accordance with the Servicing Standard, are reasonably necessary to ensure the prompt payment of SRC Collections by such Third-Party Collector and to preserve the rights of the Holders with respect thereto, including, where appropriate, terminating the right of any Third-Party Collector to bill and collect Storm Recovery Charges or petitioning the LPSC to impose such other remedies or penalties as may be available under the circumstances. Any agreement entered into between the Servicer and a defaulted Third-Party Collector will be consistent with and limited by the terms of this Agreement and will satisfy the Rating Agency Condition. In the event the Servicer has actual knowledge that a Third-Party Collector is in default, including due to the downgrade by the Rating Agencies of any party providing credit support for such Third-Party Collector, the Servicer shall promptly notify a Responsible Officer of the Trustee in writing of the same and, shall, if applicable, instruct the Trustee either to:

(i)                                     withdraw from such Third-Party Collector’s Third-Party Collector Deposit Account and deposit into the applicable Collection Accounts the lesser of (x) the amount of cash on deposit in such Third-Party Collector Deposit Account and allocable to the Storm Recovery Property at such time and (y) the amount of any Storm Recovery Charges then due and payable by such Third-Party Collector; or

(ii)                                  make demand under any letter of credit, guarantee or other credit support up to the lesser of (x) the amount of such letter of credit, guarantee or other credit support and (y) the amount of any Storm Recovery Charges then due and payable by such Third-Party Collector, and forward the amounts received, if any, as a result of such demand to the applicable Collection Accounts.

The Trustee shall, within two (2) Business Days of receipt of such written notice, withdraw such funds from the Third-Party Collector Deposit Account or make demand under such credit support, as applicable, and deposit such funds withdrawn or received, as applicable, into the applicable Collection Accounts.

(e)                                  Maintenance of Third-Party Collector Deposit Accounts. If any Third-Party Collectors collect Storm Recovery Charges then the Servicer shall cause the entity acting as Trustee to maintain an account for the Third-Party Collector to hold any of (A) a cash deposit to the Trustee, (B) a surety bond or Affiliate guarantee or (C) a letter of credit (a “Third-Party Collector Deposit Account”) that the Third-Party Collector may be required to provide under the Tariff, any applicable agreements with such Third-Party Collectors, other applicable tariffs or applicable LPSC Regulation. The Servicer shall provide written direction to the Trustee regarding the allocation and release of funds on deposit in the Third-Party Collector Deposit Accounts, as permitted or required by the Indenture, this Agreement or any agreement with the Third-Party Collector, applicable Tariff, other applicable tariffs or LPSC Regulations. The Trustee shall be entitled to conclusively rely on any such written directions from the Servicer. The Servicer will seek and use reasonable best efforts to obtain, from any Third-Party Collector which wishes to satisfy its credit support requirements by making a deposit to a Third-Party Collector Deposit Account, a written security agreement stating that (i) by making such deposit the Third-Party Collector has granted a security interest in such deposit in favor of the Trustee, and (ii) the Trustee, in holding such deposit as collateral, will have the rights and remedies of a secured party under Article 9 of the UCC with respect to such collateral, and the Servicer will promptly forward any such agreement to the Trustee.

(f)                                    Affiliated Third Party Collectors. In performing its obligations under this Section 3.05, the Servicer shall deal with any Third-Party Collectors which are Affiliates of the

Servicer on terms which are no more favorable in the aggregate to such Affiliated Third-Party Collector than those used by the Servicer in its dealings with any Third-Party Collectors that are not Affiliates of the Servicer.

ARTICLE IV

SERVICES RELATED TO STORM RECOVERY CHARGE ADJUSTMENTS AND ALLOCATION ADJUSTMENTS

SECTION 4.01. STORM RECOVERY CHARGE ADJUSTMENTS .  From time to time, but at least semi-annually, until the retirement of the Storm Recovery Bonds, the Servicer shall identify the need for Storm Recovery Charge Adjustments and shall take reasonable action to obtain and implement such Storm Recovery Charge Adjustments, all in accordance with the following:

(a)                                  Expected Amortization Schedule. The Expected Amortization Schedule for the Storm Recovery Bonds is provided in the Supplement.

(b)                                 Semi-Annual Storm Recovery Charge Adjustments.

The Servicer will calculate and make semi-annual Storm Recovery Charge Adjustments as of each Adjustment Date commencing with the first Adjustment Date as follows:

(i)                                     subtract the preceding period’s Storm Recovery Charge revenues collected and remitted from the preceding period’s Periodic Payment Requirement to calculate the under-collection or over-collection from the preceding period;

(ii)                                  calculate the amount of the Storm Recovery Charge Adjustment, by (i) correcting any under-collection or over-collection calculated in step (i) over a period of up to 12 months covering the next two succeeding payment dates (in order to mitigate the size and impact of the adjustment), using the rules that (x) principal payments on the Storm Recovery Bonds will be brought on schedule over the next two succeeding payment dates, but (y) the resulting periodic billing requirement always must be sufficient to cover operating expenses and interest on the Storm Recovery Bonds on a timely basis, (ii) adding any amount carried forward from the previous Storm Recovery Charge Adjustment by the operation of step (i) above during the preceding Storm Recovery Charge Adjustment calculation;

(iii)                               add the amount calculated in step (ii) to the upcoming period’s trued-up Periodic Billing Requirement to determine an adjusted Periodic Billing Requirement for the upcoming period;

(iv)                              add the amount, if a positive number, equal to the difference of the return on Cleco Power’s invested capital in the Issuer for the preceding period minus the actual investment earnings thereon from the Trustee’s eligible investments for the preceding period;

(v)                                 allocate the result from step (iv) using the allocation factors approved by the LPSC in the Financing Order and develop customer class specific Storm Recovery Charge rates based on those allocated dollar amounts; and

(vi)                              file those adjusted storm recovery charge rates with the LPSC not less than 15 days prior to the first billing cycle of the month in which the revised Storm Recovery Charges will be in effect.

(c)                                  Interim Storm Recovery Charge Adjustment Request. The Servicer may also make interim Storm Recovery Charge Adjustments more frequently at any time during the term of the Storm Recovery Bonds: (i) if the Servicer forecasts that SRC Collections will be insufficient to make all scheduled payments of interest and other financing costs in respect of the Storm Recovery Bonds during the current or next succeeding payment period or bring all principal payments on schedule over the next two succeeding payment dates and/or (ii) to replenish any draws upon the capital subaccount.

(d)                                 Non-Standard Storm Recovery Charge Adjustment. The Servicer shall request LPSC approval of an amendment to the Storm Recovery Charge Adjustment mechanism, a non-standard Storm Recovery Charge Adjustment (under such procedures as shall be proposed by the Servicer and approved by the LPSC at the time) that it deems necessary or appropriate to address any material deviations between SRC Collections and the periodic revenue requirement. No such change shall cause any of the then-current credit ratings of the Storm Recovery Bonds to be suspended, withdrawn or downgraded.

(e)                                  Notification of Adjustment Requests. Whenever the Servicer files a Storm Recovery Charge Adjustment request with the LPSC, the Servicer shall send a copy of such filing to the Issuer, each Trustee and the Rating Agencies concurrently therewith and such other persons as are entitled to notice under the Financing Order. If any Storm Recovery Charge Adjustment request does not become effective on the applicable date as provided in such filing and in accordance with the Financing Order, the Servicer shall notify the Issuer, each Trustee and the Rating Agencies by the end of the second Business Day after such applicable date.

(f)                                    Reports.

(i)                                     Servicer’s Certificate. For each Calculation Date, the Servicer shall provide to the Issuer, the LPSC, the Trustee and the Rating Agencies a statement indicating:

(A)                              the Storm Recovery Bond Balance and the Projected Storm Recovery Bond Balance as of the immediately preceding Payment Date,

(B)                                the amount on deposit in the Capital Subaccount and the amount required to be on deposit in the Capital Subaccount as of the immediately preceding Payment Date,

(C)                                the amount on deposit in the Excess Funds Subaccount as of the immediately preceding Payment Date,

(D)                               the Projected Storm Recovery Bond Balance on the Calculation Date and the Servicer’s projection of the Storm Recovery Bond Balance on the Payment Date immediately preceding the next succeeding Adjustment Date,

(E)                                 the required Capital Subaccount balance and the Servicer’s projection of the amount on deposit in the Capital Subaccount for the Payment Date immediately preceding the next succeeding Adjustment Date, and

(F)                                 the Servicer’s projection of the amount on deposit in the Excess Funds Subaccount for the Payment Date immediately preceding the next succeeding Adjustment Date.

(ii)                                  Reports to Customers.

(A)                              After each revised Storm Recovery Charge has gone into effect pursuant to a Storm Recovery Charge Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable LPSC Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Storm Recovery Charges.

(B)                                The Servicer shall comply with the requirements of the Financing Order and Tariff with respect to the identification of Storm Recovery Charges on Bills. In addition, at least once each year, the Servicer shall  cause to be prepared and delivered to such Customers a notice stating, in effect, that the Storm Recovery Property and the Storm Recovery Charges are owned by the Issuer and not the Seller and that the servicer is merely the collection agent for the Issuer (or its assignee or pledgee). Such notice shall be included as an insert to or in the text of the Bills delivered to such Customers.

(C)                                The Servicing Fee includes all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including printing and postage costs.

SECTION 4.02. LIMITATION OF LIABILITY

(a)                                  The Issuer and the Servicer expressly agree and acknowledge that:

(i)                                     In connection with any Storm Recovery Charge Adjustment, the Servicer is acting solely in its capacity as the servicing agent of the Issuer hereunder.

(ii)                                  Neither the Servicer nor the Issuer shall be responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to file the requests required by Section 4.01 in a timely and correct manner or other breach by the Servicer of its duties under this Agreement that materially and adversely affects the Storm Recovery Charge Adjustments), by the LPSC in any way related to the Storm Recovery Property or in connection with any Storm Recovery Charge Adjustment.

(iii)                               Except only to the extent that the Servicer is liable under Section 6.02, (A) the Servicer shall have no liability whatsoever relating to the calculation of the Storm-Recovery Charges and the adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected electric energy or demand usage volumes, the rate of charge-offs and estimated expenses and fees of the Issuer, so long as the Servicer has not acted in bad faith or in a grossly negligent manner in connection therewith, and (B) the Servicer shall have no liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected in respect of any Storm Recovery Bond generally.

(b)                                 Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of any liability under Section 6.02 for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its obligations under this Agreement.

ARTICLE V

THE STORM RECOVERY PROPERTY

SECTION 5.01. CUSTODY OF STORM RECOVERY PROPERTY RECORDS.  To assure uniform quality in servicing the Storm Recovery Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records relating to the Storm Recovery Property, which are hereby constructively delivered to the Trustee, as pledgee of the Issuer, with respect to all Storm Recovery Property.

SECTION 5.02. DUTIES OF SERVICER AS CUSTODIAN.

(a)                                  Safekeeping. The Servicer shall hold the Storm Recovery Property and the Storm Recovery Property Documentation on behalf of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Storm Recovery Property and Storm Recovery Property Documentation in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries on (or with respect to) Storm Recovery Charges and the SRC Collections from time to time remitted to the Trustee pursuant to this Agreement and as shall enable the Issuer and the Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Storm Recovery Property Documentation held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer and the Trustee, as pledgee of the Issuer, to verify the accuracy of the Servicer’s record keeping. The Servicer shall promptly report to the Issuer, the Trustee and the Rating Agencies any failure on its part to hold the Storm Recovery Property Documentation and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Trustee of the Storm Recovery Property Documentation. The Servicer’s duties to hold the Storm Recovery Property Documentation set forth in this Section 5.02, to the extent such Storm Recovery Property Documentation has not been previously transferred to a successor Servicer, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a successor pursuant to the provisions of the Agreement and (ii) no Storm Recovery Bonds are Outstanding.

(b)                                 Maintenance and Access to Records. The Servicer shall maintain the Storm Recovery Property Documentation at 2030 Donahue Ferry Road, Pineville, Louisiana or at such other office as shall be specified to the Issuer, to the LPSC and to the Trustee by written notice at least thirty (30) days prior to any change in location. The Servicer shall make available, as is reasonably required for the Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, for inspection, audit and copying to the Issuer and the Trustee or their respective duly authorized representatives, attorneys or auditors the Servicer’s records regarding the Storm Recovery Property, the Storm Recovery Charges and the Storm Recovery Property Documentation at such times during normal business hours as the Issuer or the Trustee shall reasonably request and which do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any LSPC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c)                                  Release of Documents. Upon instruction from the Trustee in accordance with the Indenture, the Servicer shall release any Storm Recovery Property Documentation to the Trustee, the Trustee’s agent or the Trustee’s designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

(d)                                 Litigation to Defend Storm Recovery Property. The Servicer is required to institute any action or proceeding reasonably necessary to compel performance by the LPSC or the State of Louisiana of any of their respective obligations or duties under the Securitization Act or the Financing Order, as the case may be, with respect to the Storm Recovery Charge Adjustment, provided, however, that in circumstances in which the servicing procedures set out in Annex I apply, the provisions of this undertaking do not require the Servicer to act in a manner different from the manner that the servicing procedures require. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of Cleco Power’s electric distribution facilities, including upon the expiration of any franchise agreement, the Servicer will assert that that the court ordering such condemnation must treat such municipality as a successor to Cleco Power under the Securitization Act and the Financing Order and that customers in such municipalities remain responsible for payment of Storm Recovery Charges. The costs of any such actions or proceedings would be reimbursed by the Issuer to the Servicer from amounts on deposit in the Collection Account as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the terms of Section 8.02(d) of the Indenture. The amount of any recoveries received by the Servicer as a result of any such action or procedures shall be forwarded to the Trustee for deposit in the Collection Account. The Servicer’s obligations pursuant to this Section 5.02(d) survive and continue notwithstanding that the payment of Operating Expenses pursuant to the Indenture may be delayed.

SECTION 5.03. CUSTODIAN’S INDEMNIFICATION.  THE SERVICER AS CUSTODIAN SHALL INDEMNIFY THE ISSUER, THE INDEPENDENT MANAGERS AND THE TRUSTEE (FOR ITSELF AND FOR THE BENEFIT OF THE STORM RECOVERY BONDHOLDERS) AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PAYMENTS AND CLAIMS, AND REASONABLE COSTS OR EXPENSES, OF ANY KIND WHATSOEVER (COLLECTIVELY, “LOSSES”) THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST EACH SUCH PERSON AS THE RESULT OF ANY NEGLIGENT ACT OR OMISSION IN ANY WAY RELATING TO THE MAINTENANCE AND CUSTODY BY THE SERVICER, AS CUSTODIAN, OF THE STORM RECOVERY PROPERTY DOCUMENTATION; PROVIDED, HOWEVER, THAT THE SERVICER SHALL NOT BE LIABLE FOR ANY PORTION OF ANY SUCH AMOUNT RESULTING FROM THE WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE OF THE ISSUER, THE INDEPENDENT MANAGERS OR THE TRUSTEE, AS THE CASE MAY BE.

INDEMNIFICATION UNDER THIS SECTION 5.03 SHALL SURVIVE RESIGNATION OR REMOVAL OF THE TRUSTEE OR ANY INDEPENDENT MANAGER AND SHALL INCLUDE REASONABLE OUT-OF-POCKET FEES AND EXPENSES OF INVESTIGATION AND LITIGATION (INCLUDING REASONABLE ATTORNEY’S FEES AND EXPENSES).

SECTION 5.04. EFFECTIVE PERIOD AND TERMINATION.  The Servicer’s appointment as custodian shall become effective as of the Sale Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one year and one day after the date on which no Storm Recovery Bonds are Outstanding.

ARTICLE VI

THE SERVICER

SECTION 6.01. REPRESENTATIONS AND WARRANTIES OF THE SERVICER.  The Servicer makes the following representations and warranties as of the Sale Date, on which the Issuer has relied in acquiring the Storm Recovery Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any of the Storm Recovery Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

(a)                                  Organization and Good Standing. The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of

Louisiana, with the limited liability company power and authority to conduct its business as such business is presently conducted and to execute, deliver and carry out the terms of this Agreement and had at all relevant times and has the requisite power, authority and legal right to service the Storm Recovery Property and to hold the Storm Recovery Property Documentation as custodian.

(b)                                 Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which it is required to do so (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or adversely affect the servicing of the Storm Recovery Property).

(c)                                  Power and Authority. The Servicer has the limited liability company power and authority to execute and deliver this Agreement and to carry out the terms thereof; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary limited liability company action.

(d)                                 Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject to applicable bankruptcy, receivership, insolvency, reorganization, moratorium and equitable principles, regardless of whether considered in a Proceeding in equity or at law.

(e)                                  No Violation. The consummation of the transactions contemplated by this Agreement (to the extent applicable to the Servicer’s responsibilities thereunder) and the fulfillment of the terms will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization, by-laws or any material indenture or any material agreement to which the Servicer is a party or by which it or any of its property is bound or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such agreement (other than any Lien that may be granted under the Basic Documents pursuant to Section 1231 of the Securitization Act); or violate any existing law or any existing order, rule or regulation applicable to the Servicer.

(f)                                    Approvals. No approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required under an applicable law, rule or regulation in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms of the Agreement, except those that have been obtained or made or that are required by this Agreement to be made in the future by the Servicer, including the Issuance Advice Letter, filings with the LPSC for adjusting Storm Recovery Charges and allocation of storm recovery charge adjustments pursuant to Section 4.01 and filings with the Louisiana UCC Filing Officer under the Securitization Act and the UCC.

(g)                                 No Proceedings. Except as disclosed by the Servicer on Schedule A hereto, there are no Proceedings pending or, to the Servicer’s knowledge, threatened before any Governmental Authority having jurisdiction over the Servicer or its properties:

(i)                                     asserting the invalidity of this Agreement or any of the other Basic Documents;

(ii)                                  seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement, any of the other Basic Documents or the Storm Recovery Bonds;

(iii)                               relating to the Servicer and which might materially and adversely affect the federal income tax or State income, gross receipts or franchise tax attributes of the Storm Recovery Bonds; or

(iv)                              seeking to prevent the issuance of the Storm Recovery Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents.

(h)                                 Reports and Certificates. Each report and certificate delivered in connection with any filing made to the LPSC by the Servicer on behalf of the Issuer with respect to Storm Recovery Charges, Storm Recovery Charge Adjustments or allocation of storm recovery charges among customer classes will be true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance and the facts known to the Servicer on the date such report or certificate is delivered.

SECTION 6.02. INDEMNITIES OF THE SERVICER; RELEASE OF CLAIMS.

(a)                                  THE SERVICER SHALL BE LIABLE IN ACCORDANCE HEREWITH ONLY TO THE EXTENT OF THE OBLIGATIONS SPECIFICALLY UNDERTAKEN BY THE SERVICER UNDER THIS AGREEMENT.

(b)                                 THE SERVICER SHALL INDEMNIFY THE ISSUER, THE TRUSTEE (FOR ITSELF AND ON BEHALF OF THE STORM RECOVERY BONDHOLDERS) AND THE INDEPENDENT MANAGER AND EACH OF THEIR RESPECTIVE TRUSTEES, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LOSSES THAT MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF:

(i)                                    THE SERVICER’S WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE IN THE PERFORMANCE OF ITS DUTIES OR OBSERVANCE

OF ITS COVENANTS UNDER THIS AGREEMENT OR THE SERVICER’S RECKLESS DISREGARD OF ITS OBLIGATIONS AND DUTIES UNDER THIS AGREEMENT;

(ii)                                THE SERVICER’S BREACH OF ANY OF ITS REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT; OR

(iii)                            LITIGATION AND RELATED EXPENSES RELATING TO ITS STATUS AND OBLIGATIONS AS SERVICER (OTHER THAN ANY PROCEEDINGS THE SERVICER IS REQUIRED TO INSTITUTE UNDER THIS AGREEMENT);

PROVIDED, HOWEVER, THAT THE SERVICER SHALL NOT BE LIABLE FOR ANY LOSSES RESULTING FROM THE BAD FAITH, WILLFUL MISCONDUCT OR NEGLIGENCE OF ANY PERSON INDEMNIFIED PURSUANT TO THIS SECTION 6.02 (EACH, AN “INDEMNIFIED PERSON”) OR RESULTING FROM A BREACH OF A REPRESENTATION OR WARRANTY MADE BY SUCH INDEMNIFIED PERSON TO THE SERVICER IN ANY BASIC DOCUMENT THAT GIVES RISE TO THE SERVICER’S BREACH.

(c)                                  PROMPTLY AFTER RECEIPT BY AN INDEMNIFIED PERSON OF WRITTEN NOTICE OF ITS INVOLVEMENT IN ANY ACTION, PROCEEDING OR INVESTIGATION, SUCH INDEMNIFIED PERSON SHALL, IF A CLAIM FOR INDEMNIFICATION IN RESPECT THEREOF IS TO BE MADE AGAINST THE SERVICER UNDER THIS SECTION 6.02, NOTIFY THE SERVICER IN WRITING OF SUCH INVOLVEMENT. FAILURE BY AN INDEMNIFIED PERSON TO SO NOTIFY THE SERVICER SHALL RELIEVE THE SERVICER FROM THE OBLIGATION TO INDEMNIFY AND HOLD HARMLESS SUCH INDEMNIFIED PERSON UNDER THIS SECTION 6.02 ONLY TO THE EXTENT THAT THE SERVICER SUFFERS ACTUAL PREJUDICE AS DETERMINED BY A COURT OF COMPETENT JURISDICTION AS A RESULT OF SUCH FAILURE. WITH RESPECT TO ANY ACTION, PROCEEDING OR INVESTIGATION BROUGHT BY A THIRD PARTY FOR WHICH INDEMNIFICATION MAY BE SOUGHT BY AN INDEMNIFIED PERSON UNDER THIS SECTION 6.02, THE SERVICER SHALL BE ENTITLED TO ASSUME THE DEFENSE OF ANY SUCH ACTION, PROCEEDING OR INVESTIGATION UNLESS (X) SUCH ACTION, PROCEEDING OR INVESTIGATION EXPOSES THE INDEMNIFIED PERSON TO A RISK OF CRIMINAL LIABILITY OR FORFEITURE, (Y) THE SERVICER AND SUCH INDEMNIFIED PERSON HAVE A CONFLICT OF INTEREST IN THEIR RESPECTIVE DEFENSES OF SUCH ACTION, PROCEEDING OR INVESTIGATION OR (Z) THERE EXISTS AT THE TIME THE SERVICER WOULD ASSUME SUCH DEFENSE AN ONGOING SERVICER DEFAULT. UPON ASSUMPTION BY THE SERVICER OF THE DEFENSE OF ANY SUCH ACTION, PROCEEDING OR INVESTIGATION, THE INDEMNIFIED PERSON SHALL HAVE THE RIGHT TO PARTICIPATE IN SUCH ACTION OR PROCEEDING AND TO RETAIN ITS OWN COUNSEL (INCLUDING LOCAL COUNSEL), AND THE SERVICER SHALL BEAR THE REASONABLE FEES, COSTS AND EXPENSES OF SUCH SEPARATE COUNSEL. THE INDEMNIFIED PERSON SHALL NOT SETTLE

OR COMPROMISE OR CONSENT TO THE ENTRY OF ANY JUDGMENT WITH RESPECT TO ANY PENDING OR THREATENED CLAIM, ACTION, SUIT OR PROCEEDING IN RESPECT OF WHICH INDEMNIFICATION MAY BE SOUGHT UNDER THIS SECTION 6.02 (WHETHER OR NOT THE SERVICER IS AN ACTUAL OR POTENTIAL PARTY TO SUCH CLAIM OR ACTION) UNLESS THE SERVICER AGREES IN WRITING TO SUCH SETTLEMENT, COMPROMISE OR CONSENT AND SUCH SETTLEMENT, COMPROMISE OR CONSENT INCLUDES AN UNCONDITIONAL RELEASE OF THE SERVICER FROM ALL LIABILITY ARISING OUT OF SUCH CLAIM, ACTION, SUIT OR PROCEEDING.

(d)                                 THE SERVICER SHALL INDEMNIFY THE TRUSTEE AND ITS RESPECTIVE TRUSTEES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LOSSES THAT MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF THE ACCEPTANCE OR PERFORMANCE OF THE TRUSTS AND DUTIES CONTAINED HEREIN AND IN THE INDENTURE, EXCEPT TO THE EXTENT THAT ANY SUCH LOSS (I) SHALL BE DUE TO THE WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE OF THE TRUSTEE OR (II) SHALL ARISE FROM THE TRUSTEE’S BREACH OF ANY OF ITS REPRESENTATIONS OR WARRANTIES SET FORTH IN THE INDENTURE; PROVIDED, HOWEVER, THAT THE FOREGOING INDEMNITY IS EXTENDED TO THE TRUSTEE SOLELY IN ITS INDIVIDUAL CAPACITY AND NOT FOR THE BENEFIT OF THE STORM RECOVERY BONDHOLDERS OR ANY OTHER PERSON. SUCH AMOUNTS WITH RESPECT TO THE TRUSTEE SHALL BE DEPOSITED AND DISTRIBUTED IN ACCORDANCE WITH THE INDENTURE.

(e)                                  THE SERVICER’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 6.02(b) AND (d) FOR EVENTS OCCURRING PRIOR TO THE REMOVAL OR RESIGNATION OF THE TRUSTEE OR ANY INDEPENDENT MANAGER OR THE TERMINATION OF THIS AGREEMENT SHALL SURVIVE THE RESIGNATION OR REMOVAL OF THE TRUSTEE, ANY INDEPENDENT MANAGER OR THE TERMINATION OF THIS AGREEMENT AND SHALL INCLUDE REASONABLE COSTS, FEES AND EXPENSES OF INVESTIGATION AND LITIGATION (INCLUDING THE ISSUER’S AND THE TRUSTEE’S REASONABLE ATTORNEYS’ FEES AND EXPENSES). INDEMNIFICATION UNDER THIS SECTION 6.02 SHALL SURVIVE ANY REPEAL OF, MODIFICATION OF, OR SUPPLEMENT TO, OR JUDICIAL INVALIDATION OF, THE SECURITIZATION ACT OR ANY FINANCING ORDER.

(f)                                    EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, THE SALE AGREEMENT OR THE FORMATION DOCUMENTS (INCLUDING THE SERVICER’S CLAIMS WITH RESPECT TO THE SERVICING FEES AND EXPENSES REIMBURSEMENT AND THE SELLER’S CLAIM FOR PAYMENT OF THE PURCHASE PRICE OF STORM RECOVERY PROPERTY), THE SERVICER HEREBY RELEASES AND DISCHARGES THE ISSUER (INCLUDING ITS MEMBERS, MANAGERS, EMPLOYEES AND AGENTS, IF ANY), THE INDEPENDENT MANAGER, AND THE TRUSTEE (INCLUDING ITS RESPECTIVE

OFFICERS, DIRECTORS AND AGENTS) (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS WHATSOEVER, WHICH THE SERVICER, IN ITS CAPACITY AS SERVICER OR OTHERWISE, SHALL OR MAY HAVE AGAINST ANY SUCH PERSON RELATING TO THE STORM RECOVERY PROPERTY OR THE SERVICER’S ACTIVITIES WITH RESPECT THERETO OTHER THAN ANY ACTIONS, CLAIMS AND DEMANDS ARISING OUT OF THE WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE OF THE RELEASED PARTIES.

(g)                                 THE SERVICER AND THE ISSUER HEREBY ACKNOWLEDGE THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE TRUSTEE IS A THIRD-PARTY BENEFICIARY OF THIS SECTION 6.02 AND IS ENTITLED TO THE BENEFITS OF THE INDEMNITY FROM THE SERVICER CONTAINED HEREIN AND TO BRING ANY ACTION TO ENFORCE SUCH INDEMNIFICATION DIRECTLY AGAINST THE SERVICER.

(h)                                 THE SERVICER SHALL INDEMNIFY THE LPSC (FOR THE BENEFIT OF CUSTOMERS), THE ISSUER, THE TRUSTEE (FOR ITSELF AND ON BEHALF OF THE STORM RECOVERY BONDHOLDERS), AND EACH OF THEIR RESPECTIVE TRUSTEES, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LOSSES THAT MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF ANY INCREASE IN THE SERVICING FEE THAT BECOMES PAYABLE PURSUANT TO SECTION 6.07(b) OF THIS AGREEMENT AS A RESULT OF A DEFAULT RESULTING FROM THE SERVICER’S MISCONDUCT,  NEGLIGENCE IN PERFORMANCE OF ITS DUTIES OR OBSERVANCE OF ITS COVENANTS UNDER THIS AGREEMENT OR TERMINATION FOR CAUSE OF CLECO POWER OR AN AFFILIATE SERVICER. THE INDEMNIFICATION OBLIGATION SET FORTH IN THIS PARAGRAPH MAY BE ENFORCED BY THE LPSC BUT IS NOT ENFORCEABLE BY ANY THIRD-PARTY COLLECTOR OR ANY CUSTOMER. ANY INDEMNITY PAYMENTS UNDER THIS PARAGRAPH FOR THE BENEFIT OF CUSTOMERS SHALL BE REMITTED TO THE TRUSTEE PROMPTLY FOR DEPOSIT INTO THE COLLECTION ACCOUNT.

SECTION 6.03. MERGER OR CONSOLIDATION OF,  OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER. Any Person:

(a)                                  into which the Servicer may be merged, converted or consolidated and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, any person which the LPSC designates in connection with an order relating to such split),

(b)                                 which results from the division of the Servicer into two or more persons and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any person which the LPSC designates in connection with an order relating to such split),

(c)                                  which may result from any merger, conversion or consolidation to which the Servicer shall be a party and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any person which the LPSC designates in connection with an order relating to such split),

(d)                                 which may purchase or otherwise succeed to the properties and assets of the Servicer substantially as a whole and which purchases or otherwise succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any person which the LPSC designates in connection with an order relating to such split), or

(e)                                  which may otherwise purchase or succeed to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any person which the LPSC designates in connection with an order relating to such split), which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that:

(i)                                     immediately after giving effect to such transaction, the representations and warranties made pursuant to Section 6.01 shall be true and correct and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing;

(ii)                                  the Servicer shall have delivered to the Issuer, the LPSC and the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conversion, division or succession and such agreement of assumption comply with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

(iii)                               the Servicer shall have delivered to the Issuer, the LPSC and the Trustee an Opinion of Counsel either

(A)                              stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the LPSC pursuant to the Securitization Act and the UCC, that are necessary fully to preserve and protect the interests of each of the Issuer and the Trustee in the Storm Recovery Property have been executed and filed and are in full force and effect, and reciting the details of such filings or

(B)                                stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests;

(iv)                              the Rating Agencies shall have received prior written notice of such transaction and, if such Person is not an Affiliate of Cleco Power, the Rating Agency Condition shall be satisfied; and

(v)                                 the Servicer shall have delivered to the Issuer, the LPSC, the Trustee and the Rating Agencies an opinion of independent tax counsel (as selected by, and in form and substance satisfactory to, the Servicer, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such transaction will not result in a material adverse federal income tax consequence to the Issuer or the Storm Recovery Bondholders.

The Servicer shall not consummate any transaction referred to in clauses (a), (b), (c), (d) or (e) above except upon execution of the above-described agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above. When any Person acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor to the Servicer in accordance with the terms of this Section 6.03, then upon the satisfaction of all of the other conditions of this Section 6.03, the Servicer shall automatically and without further notice be released from its obligations hereunder.

SECTION 6.04. ASSIGNMENT OF THE SERVICER’S OBLIGATIONS.  The Servicer will not voluntarily assign or outsource its obligations hereunder except with the LPSC’s prior approval and upon a demonstration that the costs under an alternative arrangement will be no more than if the Servicer continued to perform such services itself, or the assignment or outsourcing is to another Affiliate that will provide such services at the same or lower cost than if the Servicer continued to perform such services itself, or the assignment or outsourcing is to a successor entity to the Servicer as the result of a merger or other restructuring that assumes the Servicer’s responsibilities as the servicer and administrator.

SECTION 6.05. LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.  Neither the Servicer nor any of the managers, officers, employees or agents of the Servicer shall be liable to the Issuer, its managers, the Storm Recovery Bondholders, the Trustee or any other person, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties under this Agreement. The Servicer and any manager or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

Except as provided in this Agreement (including but not limited to Section 5.02(c) and 5.02(d) of this Agreement), the Servicer shall not be under any obligation to appear in, prosecute or defend any Proceeding that is not directly related to one of the Servicer’s enumerated duties in this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any reasonable action that is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Storm Recovery Bondholders under this Agreement. The Servicer’s costs and expenses incurred in connection with any such Proceeding shall be payable from the Collection Account as an Operating Expense (and shall not be deemed to constitute a portion of the

Servicing Fee) in accordance with Section 8.02(d) of the Indenture. The Servicer’s obligations pursuant to this Section 6.05 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

SECTION 6.06. CLECO POWER NOT TO RESIGN AS SERVICER.  Subject to the provisions of Sections 6.03 and 6.04, Cleco Power shall not resign from the obligations and duties imposed on it as Servicer under this Agreement unless the Servicer delivers to the Issuer, the Trustee, the LPSC and each Rating Agency written notice of such resignation at the earliest practicable time and, concurrently therewith or promptly thereafter, an opinion of Independent legal counsel that the Servicer’s performance of its duties under this Agreement shall no longer be permissible under applicable law. No such resignation shall become effective until a Successor Servicer shall have assumed the servicing obligations and duties hereunder of the Servicer in accordance with Section 7.04.

SECTION 6.07. SERVICING FEE.

(a)                                  The Issuer agrees to pay the Servicer on each Payment Date, solely to the extent amounts are available therefor in accordance with the Indenture, the Servicing Fee with respect to the Storm Recovery Bonds. For so long as:

(i)                                     Cleco Power or one of its Affiliates is the Servicer,

(ii)                                  a successor to Cleco Power or one of its Affiliates is the Servicer due to the operation of the provisions of Section 6.03, or

(iii)                               any Person is the Successor Servicer hereunder pursuant to the provisions of Section 6.03 if the predecessor Servicer was Cleco Power or one of its Affiliates,

the amount of the Servicing Fee paid to the Servicer annually shall equal 0.05% of the Storm Recovery Bond Balance on the Issuance Date and shall be prorated based on the fraction of a calendar year during which the Servicer provides any of the services set forth in this Agreement.

(b)                                 In the event that a Successor Servicer not an Affiliate of Cleco Power is appointed in accordance with Section 7.04, the amount of Servicing Fee paid to the Servicer annually shall be agreed upon by the Successor Servicer and the Trustee but shall in no event exceed 0.60% of the Storm Recovery Bond Balance on the Issuance Date without the consent of the LPSC and shall be prorated based on the fraction of a calendar year during which the Successor Servicer provides any of the services set forth in this Agreement. The foregoing fees set forth in Section 6.07(a) and this Section 6.07(b) constitute a fair and reasonable price for the obligations to be performed by the Servicer. The Servicer shall have indemnification obligations for an increased Servicing Fee under certain circumstances, in accordance with Section 6.02(h).

(c)                                  The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates, will be paid solely to the extent funds are available. The Servicing Fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the Storm Recovery Bonds.

SECTION 6.08. COMPLIANCE WITH APPLICABLE LAW.  The Servicer covenants and agrees, in servicing the Storm Recovery Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to such Storm Recovery Property the noncompliance with which would have a material adverse effect on the value of the Storm Recovery Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

SECTION 6.09. SERVICER EXPENSES.  Except as expressly provided elsewhere in this Agreement, the Servicer will not be reimbursed for any expenses incurred by it in connection with its activities hereunder, including taxes imposed on the Servicer and expenses incurred in connection with reports to Storm Recovery Bondholders, and external information technology costs, bank wire fees and legal fees related to this Agreement. The Servicer is entitled to receive reimbursement for its out-of-pocket costs for external accounting as well as for other items of costs that will be incurred annually to support and service the Storm Recovery Bonds after issuance, as provided in the Financing Order.

SECTION 6.10. APPOINTMENTS. The Servicer may at any time appoint a subservicer or agent to perform all or any portion of its obligations as Servicer hereunder; provided, however, that unless such Person is an Affiliate of Cleco Power, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable to the Issuer for the servicing and administering of the Storm Recovery Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer or agent and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Storm Recovery Property. The fees and expenses of the subservicer or agent shall be as agreed between the Servicer and its subservicer or agent from time to time, and none of the Issuer, the Trustee or the Storm Recovery Bondholders shall have any responsibility therefor. Any such appointment shall not constitute a Servicer resignation under Section 6.06. In the event any subservicer participates in the “servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall be responsible for obtaining from each subservicer and delivering to the Issuer any assessment of compliance and attestation required to be delivered by the Servicer under Section 3.03.

SECTION 6.11. NO SERVICER ADVANCES.  The Servicer shall not make any advances of interest on or principal of the Storm Recovery Bonds.

SECTION 6.12. REMITTANCES.  The Servicer shall remit Storm Recovery Charges to the Trustee each Business Day based on estimated daily collections, using a weighted average balance of days outstanding on Cleco Power’s retail bills (the “Daily Remittance”). The Servicer will track the amount billed for Storm Recovery Charges by customer. The summation of those individual charges on a daily basis will be remitted to the Trustee on each Business Day, net of considerations of the timing lag between billing and collection, and as further adjusted for uncollectible amounts. The Servicer will include in the calculation of this remittance an allowance for the estimated charged-off amount based on the prior annual period. Cleco Power will not be required to credit Customers or the Issuer with any earnings accruing to Cleco Power on transferred and untransferred daily collections of Storm Recovery Charges.

SECTION 6.13. SERVICER’S CERTIFICATE.  Not later than two (2)  Business Days prior to each Payment Date, the Servicer shall deliver a written report, for the Storm Recovery Bonds, substantially in the form of Exhibit A hereto (the “Semi-Annual Servicer’s Certificate”) to the Issuer, the LPSC, the Trustee and the Rating Agencies setting forth the transfers and payments to be made in respect of such Payment Date pursuant to the Indenture and the amounts thereof and the amounts to be paid to Holders of Storm Recovery Bonds pursuant to the Indenture.

SECTION 6.14. PROTECTION OF TITLE.  The Servicer shall execute and file all filings, including filings with the Louisiana UCC Filing Officer pursuant to the Securitization Act and the Louisiana UCC, and cause to be executed and filed all filings, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Issuer and the Trustee in the Storm Recovery Property, including all filings required under the Securitization Act and the Louisiana UCC relating to the transfer of the ownership or security interest in the Storm Recovery Property by the Seller to the Issuer or any security interest granted by the Issuer in the Storm Recovery Property. The Servicer shall deliver (or cause to be delivered) to the Issuer, the LPSC and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

SECTION 6.15. MAINTENANCE OF OPERATIONS.  To the extent that any interest in the Storm Recovery Property is assigned, sold, or transferred to an assignee, Cleco Power shall enter into a contract with that assignee that requires Cleco Power to continue to operate its electric transmission and distribution system in order to provide electric services to Cleco Power’s customers; provided, however, that this provision shall not prohibit Cleco Power from selling, assigning, or otherwise divesting its electric transmission and distribution systems or any part thereof so long as the entity or entities acquiring such system agree to continue operating the facilities to provide electric service to Cleco Power’s LPSC’s jurisdictional customers.

ARTICLE VII

SERVICER DEFAULT

SECTION 7.01. SERVICER DEFAULT.  If any one of the following events (a “Servicer Default”) occurs and is continuing:

(a)                                  any failure by the Servicer to remit to the Trustee, on behalf of the Issuer, any required remittance by the date that such remittance must be made that continues unremedied for a period of five Business Days after the date on which written notice therof shall have been given to the Servicer and the LPSC by the Issuer or the Trustee;

(b)                                 any failure by the Servicer to duly observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement (other than as provided in Section 7.01(a) or (c)) or any other Basic Document to which it is a party in such capacity, which failure

(i)                                     materially and adversely affects the Storm Recovery Property or the timely collection of the Storm Recovery Charges or the rights of the Storm Recovery Bondholders, and

(ii)                                  continues unremedied for a period of 60 days after the date on which written notice thereof shall have been given to the Servicer by the Trustee, the LPSC or the Issuer or after discovery of such failure by an officer of the Servicer, as the case may be;

(c)                                  any failure by the Servicer duly to perform its obligations under Section 4.01(b) of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five Business Days;

(d)                                 any representation or warranty made by the Servicer in this Agreement proves to have been incorrect when made, which has a material adverse effect on the Issuer or the Storm Recovery Bondholders, and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof shall have been given to the Servicer by the Issuer or the Trustee or after discovery of such failure by an officer of the Servicer, as the case may be; or

(e)                                  an Insolvency Event occurs with respect to the Servicer;

then, so long as the Servicer Default shall not have been remedied, the Trustee may, or shall upon the written instruction of the Majority Holders and with the Issuer’s consent (which shall not be unreasonably withheld), terminate all the rights and obligations (other than the indemnification obligations set forth in Section 6.02 hereof and the obligation under Section 7.04 to continue performing its functions as Servicer until a Successor Servicer is appointed) of the Servicer under this Agreement by notice then given in writing to the Servicer (a “Termination Notice”).

In addition, upon a Servicer Default, the Storm Recovery Bondholders and the Trustee  shall be entitled to (i) apply to the 19th Judicial District Court for the Parish of East Baton Rouge, Louisiana, for sequestration and payment to the Trustee of revenues arising with respect to the Storm Recovery Property, (ii) foreclose on or otherwise enforce the Lien on and security interests in the Storm Recovery Property and (iii) apply to the LPSC for an order that amounts arising from the Storm Recovery Charges be transferred to a separate account for the benefit of the Storm Recovery Bondholders, in accordance with the Securitization Act.

On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Storm Recovery Property, the related Storm Recovery Charges or otherwise, shall, upon appointment of a Successor Servicer pursuant to Section 7.04, without further action, pass to and be vested in such Successor Servicer and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Storm Recovery Property Documentation and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer, the Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Storm Recovery Property or the related Storm Recovery Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Storm Recovery Property Documentation to the Successor Servicer. All reasonable costs and expenses (including attorneys’ fees and expenses) incurred in connection with transferring the Storm Recovery Property Documentation to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of documentation of such costs and expenses. All costs and expenses (including attorneys’ fees and expenses) incurred in connection with transferring the Storm Recovery Property Documentation to the Successor Servicer and amending this Agreement to reflect the succession as Servicer other than pursuant to this Section shall be paid by the party incurring such costs and expenses. Termination of Cleco Power’s rights as a Servicer shall not terminate Cleco Power’s rights or obligations in its individual capacity under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

SECTION 7.02. NOTICE OF SERVICER DEFAULT.  The Servicer shall deliver to the Issuer, to the Trustee, to the LPSC, and to each Rating Agency promptly after having obtained actual knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officers’ Certificate of any event or circumstance which, with the giving of notice or the passage of time, would become a Servicer Default under Section 7.01.

SECTION 7.03. WAIVER OF PAST DEFAULTS.  The Trustee, with the written consent of the Majority Holders, may waive in writing in whole or in part any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Trustee of SRC Collections from Storm Recovery Property in accordance with Section 6.12 of this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 7.04. APPOINTMENT OF SUCCESSOR.

(a)                                  Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation in accordance with the terms of this Agreement, the Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Servicing Fee and expenses reimbursement, until a Successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Trustee at the written direction and with the consent of the Majority Holders shall appoint a Successor

Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the Successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Trustee. In no event shall the Trustee be liable for its appointment of a Successor Servicer appointed at the written  direction of the Majority Holders. If, within 30 days after the delivery of the Termination Notice, a new Servicer shall not have been appointed and accepted such appointment, the Trustee may petition the LPSC or a court of competent jurisdiction to appoint a Successor Servicer under this Agreement. A Person shall qualify as a Successor Servicer only if:

(i)                                     such Person is permitted under LPSC Regulations to perform the duties of the Servicer pursuant to the Securitization Act, the Financing Order and this Agreement,

(ii)                                  either (A) the LPSC has approved the appointment of the Successor Servicer or (B) 45 days have lapsed since the LPSC received notice of appointment of the Successor Servicer and the LPSC has neither approved nor disapproved that appointment,

(iii)                               the Rating Agency Condition shall have been satisfied, and

(iv)                              such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement.

(b)                                 Upon appointment, the Successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and expenses reimbursement and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

(c)                                  The Successor Servicer may not resign unless it is prohibited from serving as such by law.

SECTION 7.05. COOPERATION WITH SUCCESSOR.  The predecessor Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the Issuer and Successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the Successor Servicer in performing its obligations hereunder.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.01. AMENDMENT.

(a)                                  This Agreement may be amended by the Servicer and the Issuer, with the prior written consent of the Trustee and the satisfaction of the Rating Agency Condition; provided, however, that no amendment that would increase the ongoing financing costs, as defined in the Financing Order, shall be permitted without the prior approval of the LPSC. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

(b)           Notwithstanding Section 8.01(a) or anything to the contrary in this Agreement, the Servicer and the Issuer may amend the Issuer Annex in writing with prior written notice given to the Trustee and the Rating Agencies, but without the consent of the Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer’s method of calculating SRC Collections as a result of changes to the Servicer’s current computerized customer information system; provided that any such amendment shall not have a material adverse effect on the Holders of then Outstanding Storm Recovery Bonds.

Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 3.01.  The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise. Notwithstanding Section 8.01(a) or anything to the contrary in this Agreement, this Agreement shall be amended automatically to comply with changes in law.

SECTION 8.02.  NOTICES.  All demands, notices and communications upon or to the Servicer, the Issuer, the LPSC, the Trustee or the Rating Agencies under this Agreement shall be in writing, delivered personally, via facsimile, by reputable overnight courier or by certified mail, return-receipt requested, and shall be deemed to have been duly given upon receipt

(a)           in the case of the Servicer, to Cleco Power LLC, 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, Attention: Treasurer;

(b)           in the case of the Issuer, to Cleco Katrina/Rita Hurricane Recovery Funding LLC, 2605 Hwy. 28 East, Office Number 12, Pineville, Louisiana 71360-5226, Attention: Manager;

(c)           in the case of the Trustee, at its Corporate Trust Office;

(d)           in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center at 250 Greenwich Street, New York, New York 10007;

(e)           in the case of Standard & Poor’s, to Standard & Poor’s, a division of The McGraw-Hill Companies, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department; and

(f)            in the case of Fitch, to Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance;

(g)           in the case of the LPSC, to Galvez Building, 12th Floor, 602 North Fifth Street, Baton Rouge, Louisiana 70821-9154, Attention: Executive Counsel;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 8.03.  ASSIGNMENT.  Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.03  and 6.04 and as provided in the provisions of this Agreement concerning the resignation or termination of the Servicer, this Agreement may not be assigned by the Servicer.  Any purported assignment not in compliance with this Agreement shall be void.

SECTION 8.04.  LIMITATIONS ON RIGHTS OF OTHERS.  The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer and, to the extent provided herein or in the other Basic Documents, Customers and the other Persons expressly referred to herein and the Trustee, on behalf of itself and the Storm Recovery Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Series Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.  Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and this Agreement may be asserted or exercised only by the LPSC (or by the Attorney General of the State of Louisiana in the name of the LPSC) for the benefit of such Customer.

SECTION 8.05.  SEVERABILITY.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.06.  SEPARATE COUNTERPARTS.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.07.  HEADINGS.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 8.08.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.09.  ASSIGNMENT TO THE TRUSTEE.  The Servicer hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of any Storm Recovery Bondholders of all right, title and interest of the Issuer in, to and under the Storm Recovery Property owned by the Issuer and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Trustee. Notwithstanding such assignment, in no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer, hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

SECTION 8.10.  NONPETITION COVENANTS.  Notwithstanding any prior termination of this Agreement or the Indenture, but subject to a court’s rights to order the sequestration and payment of revenues arising with respect to the Storm Recovery Property pursuant to Section 1229(F) of the Securitization Act, the Servicer shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 8.11.  TERMINATION. This Agreement shall terminate when all Storm Recovery Bonds have been retired or redeemed in full.

SECTION 8.12.  LPSC CONSENT.  Except as specifically set forth in Section 7.04, to the extent the consent of the LPSC is required to effect any amendment to or modification of this Agreement or any provision of this Agreement,

(a)           the Servicer may request the consent of the LPSC by delivering to the LPSC’s executive director and general counsel a written request for such consent, which request shall contain:

(i)            a reference to Docket No. U-29157 and a statement as to the possible effect of the amendment on ongoing financing costs;

(ii)           an Officer’s Certificate stating that the proposed amendment or modification has been approved by all parties to this Agreement; and

(iii)          a statement identifying the person to whom the LPSC or its staff is to address its consent to the proposed amendment or modification or request additional time;

(b)           The LPSC shall, within 30 days of receiving the request for consent complying with Section 8.12(a) above, either

(i)            provide notice of its consent or its order denying consent to the person specified in Section 8.12(a)(iii) above, or

(ii)           be conclusively deemed, on the 31st day after receiving the request for consent, to have consented to the proposed amendment or modification.

Any amendment or modification requiring the consent of the LPSC as provided in this Section 8.12 shall become effective on the later of (i) the date proposed by the parties to such amendment or modification and (ii) the first day after the expiration of the 30-day period provided for in Section 8.12(b)(ii).

Following the delivery of a notice to the LPSC by the Servicer under Section 8.12(a), the Servicer and the Issuer shall have the right at any time to withdraw from the LPSC further consideration of any notification of a proposed amendment. Such withdrawal shall be evidenced by the Servicer’s giving prompt written notice thereof to the LPSC, the Issuer and  the Trustee.

SECTION 8.13.  LIMITATION OF LIABILITY

It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Trustee, not individually or personally but solely as Trustee in the exercise of the powers and authority conferred and vested in it, and that the Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CLECO KATRINA/RITA HURRICANE RECOVERY FUNDING LLC, as Issuer

By:	/s/ Keith D. Crump
Name: Keith D. Crump
Title: Vice President and Manager

CLECO POWER LLC, as Servicer

By:	/s/ Kathleen F. Nolen
Name: Kathleen F. Nolen
Title: Senior Vice President and Chief Financial Officer

Acknowledged and Accepted:
U.S. Bank National Association,
not in its individual capacity but solely as
Trustee on behalf of the Holders
of the Storm Recovery Bonds

By:	/s/ Melissa A. Rosal
Name: Melissa A. Rosal
Title: Vice President

SCHEDULE A
TO
STORM RECOVERY PROPERTY SERVICING AGREEMENT

Proceedings pending or, to the Servicer’s best knowledge, threatened before any court, federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties seeking any determination or ruling that might materially and adversely affect the Storm Recovery Property or the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement:

[None]

EXHIBIT A

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

Pursuant to Section 6.13 of the Storm Recovery Property Servicing Agreement, dated as of March 6, 2008 (the “Servicing Agreement”), between CLECO POWER LLC, as servicer and CLECO KATRINA/RITA HURRICANE RECOVERY FUNDING LLC, the Servicer does hereby certify, for the                 , 20     Payment Date (the “Current Payment Date”), as follows:

(a)           Capitalized terms used herein have their respective meanings as set forth in the Servicing Agreement or the Indenture. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

(i)            Allocation of remittances as of Current Payment Date allocable to principal and interest:

a. Principal

Aggregate

i.	Tranche A-1

ii.	Tranche A-2

v.	Total:

b. Interest

Aggregate

i.	Tranche A-1

ii.	Tranche A-2

v.	Total:

(b)           Outstanding Amount of Bonds prior to, and after giving effect to the payment on the current Payment Date and the difference, if any, between the Outstanding Amount specified in the Expected Amortization Schedule (after giving effect to payments to be made on such Payment Date under 1a above) and the principal balance to be Outstanding (following payment on current Payment Date):

(i)            Principal Balance Outstanding (as of the date of this certification):

i.	Tranche A-1

ii.	Tranche A-2

v.	Total:

(ii)           Principal Balance to be Outstanding (following payment on current Payment Date):

i.	Tranche A-1

ii.	Tranche A-2

v.	Total:

(iii)          Difference between (b) above and Outstanding Amount specified in Expected Amortization Schedule:

i.	Tranche A-1

ii.	Tranche A-2

v.	Total:

(c)           All other transfers to be made on the current Payment Date, including amounts to be paid to the Trustee and to the Servicer:

(i)            Operating Expenses

i.	Trustee Fees and Expenses:

ii.	Servicing Fee:

iii.	Administration Fee:

iv.	Other Operating Expenses:

v.	Total:

(ii)           Other Payments

i.	Operating Expenses (payable pursuant to Section 8.02(d)(4) of the Indenture):

ii.	Funding of Capital Subaccount (to required amount):

iii.	Return on Capital Subaccount payable to Cleco Katrina/Rita Hurricane Recovery Funding LLC from investment earnings on the capital subaccount not to exceed 5.61% per annum.

iv.	Operating Expenses and Indemnity Amounts payable pursuant to Section 8.02(d)(8) of the Indenture:

v.	Deposits to Excess Funds Subaccount (including the portion, if any, of investment earnings on the Capital Subaccount in excess of the amounts payable under (iii)):

vi.	Total:

(d)           Estimated amounts on deposit in the Capital Subaccount and Excess Funds Subaccount after giving effect to the foregoing payments:

(i)            Capital Subaccount

i.	Total:

(ii)           Excess Funds Subaccount

i.	Total:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer’s Certificate this      day of                     .

CLECO POWER LLC,
as Servicer

By:
Name:
Title:

EXHIBIT B-1

FORM OF SERVICER’S REGULATION AB COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the duly elected and acting [                    ] of CLECO POWER LLC, as servicer (the “Servicer”) under the Storm Recovery Property Servicing Agreement dated as of March 6, 2008 (the “Servicing Agreement”) between the Servicer and CLECO KATRINA/RITA HURRICANE RECOVERY FUNDING LLC (the “Issuer”) and further that:

1.             The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2.             With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year ended                     ,            and covered by Cleco Power’s annual report on Form 10-K (such fiscal year, the “Assessment Period”):

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.

1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Not applicable; LPSC rules impose credit standards on retail electric providers who handle customer collections and govern performance requirements of utilities.

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria

Cash Collection and Administration

1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

Applicable

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable

1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

Applicable, but no current assessment required; no advances by the Servicer are permitted under the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Applicable, but no current assessment is required since transaction accounts are maintained by and in the name of the Trustee.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.

Applicable, but no current assessment required; all “custodial accounts” are maintained by the Trustee.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Applicable; assessment below.

Investor Remittances and Reporting

1122(d)(3)(i)

Reports to investors, including those to be filed with the LPSC, are maintained in accordance with the transaction agreements and applicable LPSC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the LPSC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

Applicable; assessment below.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Applicable; assessment below.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of Storm Recovery property are contemplated or allowed under the transaction documents.

1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

Applicable; assessment below.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (Storm Recovery charge) is not an interest bearing instrument

1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Applicable; assessment below

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Applicable; assessment below.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” mechanism.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; Storm Recovery charges are not interest bearing instruments.

1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

Not Applicable; Servicer does not maintain deposit accounts for obligors.

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Not applicable; Servicer does not make payments on behalf of obligors.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction documents.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

3.             To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year ended                   ,            and covered by Cleco Power’s annual report on Form 10-K. [If not true, include description of any material instance of noncompliance.]

4.             A registered independent public accounting firm has issued to us an attestation report in accordance with Section 1122(b) of Regulation AB on its assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the fiscal year ended                 ,                  and covered by Cleco Power’s annual report on Form 10-K.

Executed as of this                             day of                     ,         .

CLECO POWER LLC

By:
Name:
Title:

EXHIBIT B-2

FORM OF CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that he/she is the duly elected and acting [                     ] of Cleco Power LLC as servicer (the “Servicer”) under the Storm Recovery Property Servicing Agreement dated as of March 6, 2008 (the “Servicing Agreement”) between the Servicer and Cleco Katrina/Rita Hurricane Recovery Funding, LLC (the “Issuer”) and further that:

1.             A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended [              ], [            ] has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2.             To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended [             ], [             ], except as set forth on Annex A hereto.

Executed as of this                    day of                           ,

Cleco Power LLC

By:
Name:
Title:

ANNEX A

to Certificate of Compliance

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended [                        ]:

Nature of Default	Status

1

ANNEX 1
TO
STORM RECOVERY PROPERTY SERVICING AGREEMENT

SERVICING PROCEDURES

1. Definitions.

a. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Storm Recovery Property Servicing Agreement (the “Agreement”).

b. Whenever used in this Annex I, the following words and phrases shall have the following meanings:

“Applicable MDMA” means with respect to each Customer, any meter data management agent providing meter reading services for that Customer’s account.

“Billed SRCs” means the amounts of Storm Recovery Charges billed by the Servicer, whether billed directly to Customers by the Servicer or indirectly through Third-Party Collectors.

“Budget Billing Plan” means a payment plan made available by Cleco Power to Customers, who have had service for an established period of time and meet established rating standards, that uses averaged demand in calculating periodic obligations of the Customer.

“Days Sales Outstanding” means the average number of days Cleco Power’s monthly bills to Customers in its service area (or, following the advent of customer choice, monthly bills to Third-Party Collectors) remain outstanding during the calendar year immediately preceding the calculation thereof pursuant to Section 4.01(b)(i) of the Agreement. The initial Days Sales Outstanding shall be 20 days until updated pursuant to Section 4.01(b)(i) of the Agreement.

2. Data Acquisition.

a. Installation and Maintenance of Meters. Except to the extent that a Third-Party Collector is responsible for such services, the Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer at least once every Billing Period. To the extent a Third-Party Collector is responsible for such services, but not performing such services, the Servicer shall take all reasonably necessary actions to obtain usage measurements for each Customer at least once every Billing Period.

b. Meter Reading. At least once each Billing Period, the Servicer shall obtain usage measurements for each Customer, either directly or if applicable, from the Applicable MDMA; provided, however, that the Servicer may estimate any Customer’s usage determined in accordance with applicable LPSC Regulations.

c. Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing and

1

maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

3. Usage and Bill Calculation.

The Servicer (a) shall obtain a calculation of each Customer’s usage (which may be based on data obtained from such Customer’s meter read or on usage estimates determined in accordance with applicable LPSC Regulations) at least once each Billing Period; and (b) shall either (i) determine therefrom each Customer’s individual Storm Recovery Charges to be included on Bills issued by it to such Customer or to the Third-Party Collector responsible for billing such Customer, or (ii) where the Third-Party Collector is responsible for billing the Customers, allow the Third-Party Collector, rather than the Servicer, to determine such Customers’ individual Storm Recovery Charges to be included on such Customers’ Bills based on billing factors provided by the Servicer, and, in such case, the Servicer shall deliver to the Third-Party Collector such billing factors as are necessary for the Third-Party Collector to calculate such Customers’ respective Storm Recovery Charges as such charges may change from time to time pursuant to the Storm Recovery Charge Adjustments.

4. Billing.

The Servicer shall implement the Storm Recovery Charges as of the closing date and shall thereafter bill each Customer or, with respect to Customers billed by a Third-Party Collector, the Third-Party Collector, for the respective Customer’s outstanding current and past due Storm Recovery Charges accruing through the date on which such Storm Recovery Charges may no longer be billed under the Tariff, all in accordance with the following:

a. Frequency of Bills; Billing Practices. In accordance with the Servicer’s then-existing policies and practices for its own charges, as such policies and practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, or, where a Third-Party Collector, if any, is responsible for billing the Customers, to the Third-Party Collector, for such Customers’ Storm Recovery Charges once every applicable Billing Period, at the same time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Customers or Third-Party Collectors, as the case may be.  In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Trustee, and the Rating Agencies prior to the effectiveness of any such modification; provided, however, that the Servicer may not make any modification that will materially adversely affect the Holders.

b. Format.

i. Each Bill issued by the Servicer shall contain the charge corresponding to the respective Storm Recovery Charges owed by such Customer for the applicable Billing Period. The Storm Recovery Charges shall be separately identified as required by and in accordance with the terms of the Financing Order and Tariff. The Servicer shall provide, and unless prohibited by applicable LPSC Regulations, shall cause any and each Third-Party Collector to provide, Customers with the annual notice required by Section 4.01(f)(ii)(B) of the Servicing Agreement.

2

ii. If a Third-Party Collector is responsible for billing the Customers, the Servicer shall deliver to the Third-Party Collector itemized charges for such Customer setting forth such Customers’ Storm Recovery Charges.

iii. The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers and any Third-Party Collectors in accordance with, if applicable, the Financing Order, Tariffs, other applicable tariffs and any other LPSC Regulations and any agreement with the LPSC staff. To the extent that Bill format, structure and text are not prescribed by applicable LPSC Regulations or Tariffs, the Servicer shall, subject to clauses (i) and (ii) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer policies and practices with respect to its own charges and prevailing industry standards.

c. Delivery. The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the policies and practices followed by the Servicer with respect to its own charges to its customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers. If a Third-Party Collector is responsible for billing the Customers, the Servicer shall deliver all Bills to the Third-Party Collector by such means as are prescribed by applicable LPSC Regulations or tariffs or the Servicer’s Policies and Practices, or if not prescribed by applicable LPSC Regulations or tariffs or the Servicer’s Policies and Practices, by such means as are mutually agreed upon by the Servicer and the Third-Party Collector and are consistent with LPSC Regulations and the Servicing Standard. The Servicer or any and each Third-Party Collector, as applicable, shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

5. Customer Service Functions.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

6. Collections; Payment Processing; Remittance.

a. Collection Efforts, Policies, Procedures.

i. The Servicer shall use reasonable efforts to collect all Billed SRCs from Customers and any Third-Party Collectors as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

A. The Servicer shall prepare and deliver overdue notices to Customers and any Third-Party Collectors in accordance with applicable LPSC Regulations and Servicer Policies and Practices..

B. The Servicer shall apply late payment charges to outstanding Customer and Third-Party Collector balances in accordance with applicable LPSC Regulations and as required by the Financing Order.

3

C. In circumstances where the Servicer is allowed to bill Customers directly, the Servicer shall deliver verbal and written final notices of delinquency and possible disconnection in accordance with applicable LPSC Regulations and Servicer Policies and Practices.

D. The Servicer shall adhere to and carry out disconnection policies and termination of any future Third-Party Collector billing in accordance with the Financing Orders, applicable LPSC Regulations and Servicer Policies and Practices.

E. The Servicer may employ the assistance of collection agents to collect any past-due Storm Recovery Charges in accordance with Servicer Policies and Practices, applicable LPSC Regulations and applicable tariffs.

F. The Servicer shall apply Customer and any Third-Party Collector deposits to the payment of delinquent accounts in accordance with applicable LPSC Regulations and Servicer Policies and Practices and according to the priorities set forth in Sections 6(b)(ii), (iii), (iv) and (v) of this Annex I.

ii. The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders; and (C) would comply with applicable law; provided, however, that notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed SRCs, in accordance with Servicer Policies and Practices, that have remained outstanding for one hundred eighty (180) days or more.

iii. The Servicer shall accept payment from Customers in respect of Billed SRCs in such forms and methods and at such times and places as it accepts for payment of its own charges. The Servicer shall accept payment from any Third-Party Collectors in respect of Billed SRCs in such forms and methods and at such times and places as the Servicer and any and each Third-Party Collector shall mutually agree in accordance with, if applicable, the Financing Order, Tariff, other applicable tariffs, other LPSC Regulations and Servicer Policies and Practices.

b. Payment Processing; Allocation; Priority of Payments.

i. The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than three (3) Business Days after receipt.

ii. If any Customer does not pay the full amount of any Bill to the Servicer, the amount paid by the Customer will be applied to all charges on the Bill, including without limitation electric service charges and all Storm Recovery Charges, based, as to a Bill with charges covering more than one month, on the chronological order of billing, and, as to those charges with the same billing date, pro-rata. If there is more than one owner of Storm Recovery Property, or if the sole or any owner of Storm Recovery Property (or pledgee or pledgees) has issued multiple series of storm recovery bonds, such partial collections representing Storm Recovery Charges shall be allocated among such owners (or pledgee or pledgees), and among such series

4

of storm recovery bonds, pro-rata based upon the amounts billed with respect to each series of storm recovery bonds, provided that late fees and charges may be allocated to the Servicer as provided in the tariff.

iii. When and if the service area becomes subject to retail competition, the Servicer shall apply payments received to each Customer’s or any and each Third-Party Collector’s account in proportion to the charges contained on the outstanding Bill to such Customer or Third-Party Collector. Any amounts collected by the Servicer that represent partial payments of the total Bill to a Customer or any Third-Party Collector shall be allocated as follows: (A) first to amounts owed to the Issuer, Cleco Power and any other Affiliate of Cleco Power which is owed “Storm Recovery Charges” as defined in the Securitization Law (excluding any late fees and interest charges), regardless of age, pro rata in proportion to their respective percentages of the total amount of their combined outstanding charges on such Bill; then (B) all late charges shall be allocated to the Servicer; provided that penalty payments owed on late payments of Storm Recovery Charges shall be allocated to the Issuer in accordance with the terms of the Tariffs. If more than one series of Storm Recovery Bonds is outstanding, the Servicer shall allocate amounts owed to the Issuer ratably based on the total amount of Storm Recovery Charges on such bill which were billed in respect of each such series. It is understood that such allocations may be made on a delayed basis in accordance with the reconciliations described in Section 6(e) of this Annex I.

iv. The Servicer shall hold all over-payments for the benefit of the Issuer and Cleco Power and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) (as applicable) as such charges become due.

v. For Customers on a Budget Billing Plan, the Servicer shall treat SRC Collections received from such Customers as if such Customers had been billed for their respective Storm Recovery Charges in the absence of the Budget Billing Plan; partial payment of a Budget Billing Plan payment shall be allocated according to clause (ii) or (iii) (as applicable) and overpayment of a Budget Billing Plan payment shall be allocated according to clause (iv).

c. Accounts; Records.

The Servicer shall maintain accounts and records as to the Storm Recovery Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the Storm Recovery Property and the amounts from time to time remitted to the Collection Accounts in respect of the Storm Recovery Property and (ii) to permit the SRC Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of SRC Collections commingled with the Servicer’s funds may be properly identified and traced.

d. Investment of SRC Collections Received.

Prior to each Daily Remittance, the Servicer may invest SRC Collections received at its own risk and (except as required by applicable LPSC Regulations) for its own benefit. So long as the Servicer complies with its obligations under Section 6(c) of this Annex I, neither such

5

investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer.

e. Calculation of Daily Remittance.

i. For purposes of calculating the Daily Remittance, (i) all Billed SRCs shall be estimated to be collected the same number of days after billing as is equal to the Days Sales Outstanding then in effect (or on the next Business Day) and (ii) the Servicer will, on each Business Day, remit to the Trustee for deposit in the applicable Collection Account an amount equal to the product of the applicable Billed SRCs multiplied by one hundred percent less the system wide write-off percentage (or if available in the ordinary course of business, gross write-off percentage for each revenue class) used by the Servicer to calculate the most recent Periodic Billing Requirement. Such product shall constitute the amount of estimated SRC Collections for such Business Day. As part of each Storm Recovery Charge Adjustment, pursuant to Section 4.01 of the Agreement the Servicer shall calculate the amount of actual SRC Collections for all completed Collection Periods during the Reconciliation Period as compared to the estimated SRC Collections forwarded to the applicable Collection Account in respect of such Reconciliation Period. If the actual SRC Collections exceed the estimated SRC Collections remitted to the Trustee for the period, the Servicer shall forward the excess to the Trustee for deposit into the Collection Account on the next Payment Date.  If the estimated SRC Collection remitted to the Trustee for the period are greater than the actual SRC Collections for the period, the Excess Remittance shall be refunded to the Servicer at the next Payment Date provided however, that no Excess Remittance shall be withdrawn from the applicable Collection Account if such withdrawal would cause the amounts on deposit in the applicable General Subaccount or the applicable Excess Funds Subaccount to be insufficient for the payment of the next installment of interest or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date on the Storm Recovery Bonds and provided further that any amount not refunded to the Servicer as a result of the preceding proviso, shall be added to the Periodic Payment Requirement for the ensuing period and paid to the Servicer on the first Payment Date at which such refund can be made without violating the preceding proviso.

ii. On or before the beginning of the first billing cycle in August and February of each year (or, in the case of any subsequent series, the corresponding date relating to the Storm Recovery Charge Adjustment for such series) in accordance with Section 4.01(b) of the Agreement, the Servicer shall, in a timely manner so as to perform all required calculations under such Section 4.01(b), update the Days Sales Outstanding and the system-wide write-off percentage (or if available in the ordinary course of business, gross write-off percentage for each revenue class) in order to be able to calculate the Periodic Billing Requirement for the next Storm Recovery Charge Adjustment and to calculate any change in the Daily Remittances for the next Calculation Period.

iii. The Servicer and the Issuer acknowledge that, as contemplated in Section 8.01(b) of the Agreement, the Servicer may make certain changes to its current computerized customer information system, which changes, when functional, would affect the Servicer’s method of calculating the SRC Collections estimated to have been received by the Servicer during each Collection Period as set forth in this Annex I. Should these changes to the computerized customer information system become functional during the term of the Agreement, the Servicer

6

and the Issuer agree that they shall review the procedures used to calculate the SRC Collections estimated to have been received in light of the capabilities of such new system and shall amend this Annex I in writing to make such modifications and/or substitutions to such procedures as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities; provided, however, that the Servicer may not make any modification or substitution that will materially adversely affect the Holders. As soon as practicable, and in no event later than sixty (60) Business Days after the date on which all Customer accounts are being billed under such new system, the Servicer shall notify the Issuer, the Trustee and the Rating Agencies of the same.

iv. All calculations of collections, each update of the Days Sales Outstanding, the system-wide write-off percentage (or if available in the ordinary course of business, gross write-off percentage for each revenue class) and any changes in procedures used to calculate the estimated SRC Collections pursuant to this Section 6(e) shall be made in good faith, and in the case of any update pursuant to clause (ii) above or any change in procedures pursuant to clause (iii) above, in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that would be provided on the closing date utilizing the initial procedures.

f. Remittances.

i. The Issuer shall cause to be established the Collection Accounts in the name of the Trustee in accordance with the Indenture.

ii. The Servicer shall make remittances to the Collection Accounts in accordance with Section 6.13 of the Agreement.

iii. In the event of any change of account or change of institution affecting any Collection Account, the Issuer shall provide written notice thereof to the Servicer not later than five (5) Business Days from the effective date of such change.

7

APPENDIX A

DEFINITIONS

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

“Adjustment Date” means the date other than an Interim Adjustment Date on which any Storm Recovery Charge Adjustment (other than an interim (non-semi-annual) Storm Recovery Charge Adjustment) and/or any adjustment to allocation of storm recovery charges among customer classes, as applicable, becomes effective.  The first Adjustment Date will be on or about September 1, 2008, and all subsequent Adjustment Dates shall be on or about the same day of the sixth month after each prior adjustment date.

“Administration Agreement” means the administration agreement dated as of March 6, 2008, between Cleco Power, as Administrator, and the Issuer, as the same may be amended and supplemented from time to time.

“Administrator” means Cleco Power as administrator under the Administration Agreement and each successor to or assignee of Cleco Power in the same capacity.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

“Annual Accountant’s Report” has the meaning assigned to that term in Section 3.04 of the Servicing Agreement.

“Articles of Organization” means the articles of organization of the Issuer that was filed with the Louisiana Secretary of State on October 30, 2007, as the same may be amended and restated from time to time.

“Basic Documents” means the Issuer LLC Agreement, the Articles of Organization, the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Indenture, the Supplement, the Underwriting Agreement relating to the Storm Recovery Bonds and the Bill of Sale.

“Bill” means each of the regular monthly bills, summary bills, opening bills and closing bills issued to Customers or Third-Party Collectors by Cleco Power on its own behalf and in its capacity as Servicer.

“Bill of Sale” has the meaning assigned to that term in the Sale Agreement.

“Billing Period” means the period of approximately thirty (30) days for which the Servicer renders Bills.

1

“Book-Entry Storm Recovery Bonds” means beneficial interests in the Storm Recovery Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New Orleans, Louisiana, Chicago, Illinois, St. Paul, Minnesota or in the City of New York, New York, are required or authorized by law or executive order to remain closed.

“Calculation Date” means, with respect to the Storm Recovery Bonds, the date on which the calculations and filings set forth in Section 4.01(b) will be made for each Storm Recovery Charge Adjustment.  The first Calculation Date will be no later than August 15, 2008.

“Capital Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“Cleco Power” means Cleco Power LLC, a Louisiana limited liability company, or its successor.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Collection Account” has the meaning specified in Section 8.02(a) of the Indenture.

“Collection Period” means the period from and including the first day of a calendar month to but excluding the first day of the next calendar month.

“Corporate Trust Office” has the meaning specified in Appendix A to the Indenture.

“Customer Class” means each of the Storm Recovery Charge classes specified in the Rider SRCA Form of Storm Restoration Cost Adjustment Calculation Appendix B-1 to the Financing Order.

“Customers” means any existing or future LPSC-jurisdictional customer who remain attached to Cleco Power’s (or its successors) electric transmission or distribution lines, and who, via such lines, receive any type of service from Cleco Power (or its successors) under rate schedules or special contracts approved by the Louisiana commission.

“Daily Remittance” has the meaning specified in Section 6.12.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

2

“Excess Funds Subaccount” has the meaning specified in Section 8.02 of the Indenture.

“Excess Remittance” means the amount, if any, calculated for a particular Reconciliation Period, by which all estimated SRC Collections remitted to the Collection Account during such Reconciliation Period exceed actual SRC Collections received by the Servicer during such Reconciliation Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Amortization Schedule” means, with respect to the Storm Recovery Bonds, or any Tranche thereof, the expected amortization schedule for principal thereof, as specified in the Supplement.

“Financing Order” means the Financing Order issued by the LPSC on September 17, 2007 in Docket No. U-29157 pursuant to the Securitization Act.

“Fitch” means Fitch, Inc.; or any successor thereto.

“Formation Documents” means, collectively, the Articles of Organization, the Issuer LLC Agreement and any other document pursuant to which the Issuer is formed or governed, as the same may be amended and supplemented from time to time.

“General Subaccount” has the meaning specified in Section 8.02 of the Indenture.

“Governmental Authority” means any court or any federal or state regulatory body, administrative agency or governmental instrumentality.

“Holder” or “Storm Recovery Bondholder” means the Person in whose name a Storm Recovery Bond of any Tranche is registered on the Storm Recovery Bond Register.

“Indenture” means the indenture, dated as of March 6, 2008, between the Issuer and the Trustee and the Supplement (including the forms and terms of the Storm Recovery Bonds established thereunder), as the same may be amended and supplemented with respect to the Storm Recovery Bonds, from time to time.

“Independent” means, when used with respect to any specified Person, that the Person:

(a)                                  is in fact independent of the Issuer, any other obligor upon the Storm Recovery Bonds, the Servicer and any Affiliate of any of the foregoing Persons,

(b)                                 does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Servicer or any Affiliate of any of the foregoing Persons and

(c)                                  is not connected with the Issuer, any such other obligor, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

3

“Insolvency Event” means, with respect to a specified Person,

(a)                                  the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days, or

(b)                                 the commencement by such Person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interim Adjustment Date” means the effective date of any interim (non-semi-annual) Storm Recovery Charge Adjustment.

“Issuance Advice Letter” means the issuance advice letter submitted to the LPSC by Cleco Power pursuant to the Financing Order in connection with the issuance of the Storm Recovery Bonds.

“Issuance Date” means the date on which the Storm Recovery Bonds, are to be originally issued in accordance with the Indenture and the Supplement.

“Issuer” means Cleco Katrina/Rita Hurricane Recovery Funding LLC, a Louisiana limited liability company, or any successor thereto pursuant to the Indenture.

“Issuer Annex” means Annex 1 of the Servicing Agreement.

“Issuer LLC Agreement” means the Limited Liability Company Operating Agreement between the Issuer and Cleco Power, as sole member, effective as of October 29, 2007, as the same may be amended or supplemented from time to time.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Losses” means collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

“Louisiana UCC Filing Officer” means the recorder of mortgages of Orleans Parish (or any successor by law) or the clerk of the court of any other parish in Louisiana.

“LPSC” means the Louisiana Public Service Commission or any successor entity thereto.

4

“LPSC Regulations” means any regulations, rules, orders or directives promulgated, issued or adopted by the LPSC.

“Majority Holders” means the Holders of a majority of the Outstanding Amount of the Storm Recovery Bonds.

“Moody’s” means Moody’s Investors Service Inc., or any successor thereto.

“Officers’ Certificate” means a certificate signed, in the case of Cleco Power, by:

(a)                                  any manager, the chairman of the board, the chief executive officer, the president, the vice chairman or any executive vice president, senior vice president or vice president; and

(b)                                 the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Operating Expenses” means, with respect to the Issuer, all fees, costs and expenses owed by the Issuer with respect to the Storm Recovery Bonds, including all amounts owed by the Issuer to the Trustee, the Servicing Fee, the Administration Fee, the costs and expenses incurred by the Seller in connection with the performance of the Seller’s obligations under Section 4.07 of the Sale Agreement, the fees relating to the Storm Recovery Bonds, payable by the Issuer to the independent manager of the Issuer, administrative expenses, including outside legal and accounting fees, and ratings maintenance fees and all other costs and expenses recoverable by the Issuer under the terms of the Financing Order.

“Opinion of Counsel” means one or more written opinions of counsel who may be an employee of or counsel to the Servicer or the Issuer, which counsel shall be reasonably acceptable to the Trustee, the LPSC, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Trustee, if applicable.

“Outstanding” with respect to Storm Recovery Bonds means, as of the date of determination, all Storm Recovery Bonds theretofore authenticated and delivered under the Indenture except:

(a)                                  Storm Recovery Bonds theretofore canceled by the Storm Recovery Bond Registrar or delivered to the Storm Recovery Bond Registrar for cancellation;

(b)                                 Storm Recovery Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Storm Recovery Bonds; provided, however, that if such Storm Recovery Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee; and

(c)                                  Storm Recovery Bonds in exchange for or in lieu of other Storm Recovery Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Storm Recovery Bonds are held by a bona fide purchaser;

5

provided that in determining whether the Holders of the requisite Outstanding Amount of the Storm Recovery Bonds or any Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Storm Recovery Bonds owned by the Issuer, any other obligor upon the Storm Recovery Bonds, Cleco Power or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Storm Recovery Bonds that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded.  Storm Recovery Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Storm Recovery Bonds and that the pledgee is not the Issuer, any other obligor upon the Storm Recovery Bonds, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Outstanding Storm Recovery Bonds, or, if the context requires, all Outstanding Storm Recovery Bonds of a Tranche of the Storm Recovery Bonds, Outstanding at the date of determination.

“Paying Agent” means the entity so designated in Section 3.03 of the Indenture or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of Principal of or premium, if any, or Interest on the Storm Recovery Bonds on behalf of the Issuer.

“Payment Date” means, with respect to the Storm Recovery Bonds, or, if applicable, each Tranche thereof, the date or dates specified as Payment Dates for such Tranche in the Supplement, provided that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.

“Periodic Billing Requirement” means the aggregate dollar amount of Storm Recovery Charges that must be billed during a given period (i.e., semi-annually, or such other applicable period) so that the projected SRC Collections will be sufficient to meet the entire aggregate Periodic Payment Requirement for that period, given: (i) forecast usage data for the period; (ii) forecast uncollectibles for the period; and (iii) forecast lags in collection of billed Storm Recovery Charges for the period. In the Storm Recovery Charge Adjustment process, the over or under collection from any period will be added to or subtracted from, as the case may be, the Periodic Billing Requirement for the upcoming period.

“Periodic Payment Requirement” means the required periodic payment for a given period (i.e., semi-annually, or such other applicable period) due under (or otherwise payable with respect to) the Storm Recovery Bonds. Each periodic payment requirement includes: (a) the principal amortization of the Storm Recovery Bonds in accordance with the Expected Amortization Schedule (including deficiencies of previously scheduled principal for any reason); (b) periodic interest on the Storm Recovery Bonds (including any accrued and unpaid interest); (c) Operating Expenses and (d) Issuer’s return on the capital investment made by Cleco Power in the Issuer, to the extent that earnings on investment in the Capital Subaccount are less than the return permitted under the Financing Order.

6

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Storm Recovery Bond Balance” means, as of any date, the anticipated Outstanding Amount of Storm Recovery Bonds, after giving effect to payment of the sum of the payment amounts provided for in the Expected Amortization Schedules for the Storm Recovery Bonds, to be paid on or before such date.

“Rating Agency” means any rating agency rating the Storm Recovery Bonds, at the time of issuance at the request of the Issuer, which initially shall be Moody’s, Fitch and Standard & Poor’s. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, written notice of which designation shall be given to the Trustee, the LPSC and the Servicer.

“Rating Agency Condition” means, with respect to any action, the notification in writing to each Rating Agency of such action, and confirmation from S&P to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of the Storm Recovery Bonds.

“Reconciliation Period” means, with respect to any Collection Period, the six month period ending one month prior to each Adjustment Date.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

“Released Parties” has the meaning specified in Section 6.02(f) of the Servicing Agreement.

“Requirement of Law” means any foreign, federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

“Responsible Officer” means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Director, Managing Officer, associate, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Trustee having direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

7

“Sale Agreement” means the Storm Recovery Property Sale Agreement dated as of March 6, 2008 relating to the Storm Recovery Property, between the Seller and the Issuer, as the same may be amended and supplemented from time to time.

“Sale Date” means the date on which the Seller sells, transfers, assigns and conveys the Storm Recovery Property to which this Agreement relates to the Issuer.

“SEC” means the U.S. Securities and Exchange Commission.

“Securitization Act” means Act No. 64 of the Louisiana Regular Session of 2006, the “Louisiana Electric Utility Storm Recovery Securitization Act,” codified at La. R.S. 45:1226-1236.

“Seller” means Cleco Power, or its successor, in its capacity as seller of the Storm Recovery Property to the Issuer pursuant to the Sale Agreement.

“Semi-annual Servicer’s Certificate” means the statement prepared by the Servicer and delivered to the Trustee with respect to the Storm Recovery Bonds, on or prior to each Payment Date therefor, the form of which is attached to the Indenture as Schedule 1.

“Series Trust Estate” has the meaning specified in the Supplement.

“Servicer” means Cleco Power, as the servicer of the Storm Recovery Property, and each successor to or assignee of Cleco Power (in the same capacity) pursuant to Section 6.03, 6.04, or 7.04 of the Servicing Agreement.

“Servicer Default” means the occurrence and continuation of one of the events specified in Section 7.01 of the Servicing Agreement.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under this Agreement, including Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

“Servicing Agreement” or this “Agreement” means the Storm Recovery Property Servicing Agreement dated as of March 6, 2008, between the Issuer and the Servicer, and acknowledged by the Trustee, relating to the Storm Recovery Property as the same may be amended and supplemented from time to time.

“Servicing Fee” means the fee payable by the Issuer to the Servicer on each Payment Date with respect to the Storm Recovery Bonds, in an amount specified in Section 6.07 of the Servicing Agreement.

“Servicing Standard” means the obligation of the Servicer to calculate, apply, remit and reconcile proceeds of the Storm Recovery Property, including SRC Collections, for the benefit of the Issuer and the Holders (i) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account, (ii) in accordance with all applicable

8

procedures and requirements established by the LPSC for collection of electric utility tariffs and (iii) in accordance with the other terms of the Servicing Agreement.

“Sponsor” means Cleco Power in its capacity as the Person who organizes and initiates an asset-backed securities transaction by selling or transferring assets, either directly or indirectly, to the Issuer.

“SRC Collections” means amounts constituting good funds collected by Servicer from any Person in respect of Storm Recovery Charges and Storm Recovery Property.

“Standard & Poor’s” or “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, or any successor thereto.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Storm Recovery Bond” means any of the Senior Secured Storm Recovery Bonds issued by the Issuer pursuant to the Indenture.

“Storm Recovery Bond Balance” means, as of any date, the aggregate Outstanding Amount of Storm Recovery Bonds on such date.

“Storm Recovery Bond Register” has the meaning specified in Section 2.05 of the Indenture.

“Storm Recovery Bond Registrar” means the Trustee, in its capacity as keeper of the Storm Recovery Bond Register, or any successor to the Trustee in such capacity.

“Storm Recovery Charge Adjustment” means each semi-annual adjustment to Storm Recovery Charges related to the Storm Recovery Property made in accordance with Section 4.01 of the Servicing Agreement and the Issuer Annex or in connection with the redemption or refunding by the Issuer of Storm Recovery Bonds.

“Storm Recovery Charges” means the nonbypassable amounts to be charged for the use or availability of electric services, approved by the LPSC in the Financing Order to recover Financing Costs, that shall be collected by Cleco Power, its successors, assignees or other collection agents as provided for in the Financing Order.

“Storm Recovery Property” means all of Seller’s rights and interest under the Financing Order (including, without limitation, rights to impose, collect and receive the “storm recovery charges” (as defined in the Securitization Act) approved in such Financing Order) issued by the Louisiana Commission on September 17, 2007 (Docket No. U-29157-A) pursuant to the Securitization Act, except the rights of Seller to earn and receive a rate of return on its invested capital in the Issuer, to receive administration and servicer fees, to withdraw funds from its restricted storm recovery reserve funded by the proceeds from the sale of the Storm Recovery Property, or to use the Seller’s remaining portion of those proceeds.

9

“Storm Recovery Property Documentation” means all documents relating to the Storm Recovery Property, including copies of the Financing Order and all documents filed with the LPSC in connection with any Storm Recovery Charge Adjustment.

“Successor Servicer” means (i) a successor to Cleco Power pursuant to Section 6.03 of the Servicing Agreement or (ii) a successor Servicer appointed by the Trustee pursuant to Section 7.04 of the Servicing Agreement which in each case will succeed to all the rights and duties of the Servicer under the Servicing Agreement.

“Supplement” means the First Supplemental Indenture dated of even date herewith to the Indenture that authorizes the Storm Recovery Bonds.

“Tariff” means Rider SRCA and Rider SCSA filed by the Seller pursuant to ordering paragraph 10 of the Financing Order.

“Termination Notice” has the meaning specified in Section 7.01 of the Servicing Agreement.

“Third-Party Collector” means each third party, which, pursuant to any tariffs filed with the LPSC, or any agreement with Cleco Power, is obligated to bill, collect or remit Storm Recovery Charges.

“Tranche” means any one of the tranches of Storm Recovery Bonds, as specified in the Supplement.

“Trustee” means U.S. Bank National Association, as trustee, or its successor or any successor Trustee under the Indenture.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriting Agreement” has the meaning specified in the Indenture.

10